EXHIBIT 10.1

UNITED STATES DISTRICT COURT

EASTERN DISTRICT OF WASHINGTON

AT RICHLAND

In re IsoRay, Inc. Securities Litigation	Master File No. 4:15-cv-5046-LRS STIPULATION OF SETTLEMENT

This Stipulation of Settlement (together with all Exhibits and Schedules thereto, the “Stipulation”), dated as of September 23, 2016, which is entered into by and among (i) Plaintiffs (defined herein), on their own behalf and on behalf of the Settlement Class (defined herein), and (ii) IsoRay Inc. (“IsoRay” or the “Company”) and Dwight Babcock, by and through their undersigned attorneys, states all of the terms of the settlement and resolution of this matter by the Settling Parties (defined herein) and is intended by the Settling Parties to fully and finally release, resolve, and discharge the Released Claims (defined herein) against the Released Persons (defined herein), subject to the approval of the United States District Court for the Eastern District of Washington (the “Court”).

Throughout this Stipulation, all terms used with initial capitalization, but not immediately defined, shall have the meanings ascribed to them in Section 1 below.

WHEREAS:

A.	The Action

On May 22, 2015, after an investigation, a putative class action lawsuit was filed in the United States District Court for the Eastern District of Washington against IsoRay and the Individual Defendant (defined herein), alleging violations of the Securities Exchange Act of 1934.

On August 17, 2015, the Court appointed Bogdan Ostrowski, Joseph Kavanaugh and Patrick McNamara as Lead Plaintiffs and approved their selection of The Rosen Law Firm, P.A. and Wolf Haldenstein Adler Freeman & Herz LLP as Lead Counsel pursuant to the Private Securities Litigation Reform Act, as amended.

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Plaintiffs’ Counsel (defined herein) conducted a further extensive investigation regarding the claims asserted in the Action. Following this investigation, on October 16, 2015, Plaintiffs filed the Amended Class Action Complaint (“Complaint”).

On December 15, 2015, Defendants filed a motion to dismiss the Complaint. On February 16, 2016, Plaintiffs filed an opposition to the motion to dismiss. Upon full briefing of the motion, the Court held a hearing on the motion on May 12, 2016, and took the matter under submission.

On June 1, 2016, the Court issued an order denying the motion to dismiss.

B.	The Settlement

On September 14, 2016, the Settling Parties participated in an all-day mediation with experienced mediator Michelle Yoshida, Esq. of Phillips ADR. At the conclusion of the mediation session, the Settling Parties reached an agreement in principle to settle the Action.

This Stipulation memorializes the agreement between the Settling Parties to fully and finally settle the Action and to fully release the Released Persons of the Released Claims, including all claims asserted against the Defendants in this Action, with prejudice in return for specified consideration.

C.	Defendants’ Denial Of Wrongdoing And Liability

Defendants have denied and continue to deny each and all of the claims and contentions alleged by Plaintiffs in this Action. The Defendants expressly have denied and continue to deny all charges of wrongdoing or liability against them arising out of any of the conduct, statements, acts or omissions alleged, or that could have been alleged, in this Action. The Defendants also have denied and continue to deny, inter alia, the allegations that Plaintiffs or Settlement Class Member have suffered damage, or were otherwise harmed by the conduct alleged in this Action. The Defendants have asserted and continue to assert that, at all times, they acted in good faith and in a manner reasonably believed to be in accordance with all applicable rules, regulations and laws.

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Defendants enter into this Stipulation to eliminate the uncertainties, burden and expense of further litigation. Nothing in this Stipulation shall be construed as any admission by any of the Defendants or any of the Released Persons of any wrongdoing, fault, liability, or damages whatsoever.

D.	Claims of Plaintiffs And Benefits Of Settlement

Plaintiffs believe that the claims asserted in the Action have merit. Plaintiffs, however, recognize and acknowledge the expense and length of continued proceedings necessary to prosecute the Action against Defendants through trial and appeals. Plaintiffs also have taken into account the uncertain outcome and the risk of any litigation. In particular, Plaintiffs have considered the challenges and expense of conducting discovery, the risks of surviving an anticipated motion for summary judgment, the risk in collecting any judgment (if awarded) against the Defendants, as well as the risk and expense associated with potential appeals even if Plaintiffs are successful in their claims. Plaintiffs have therefore determined that the Settlement set forth in this Stipulation is fair, adequate, reasonable, and in the best interests of the Settlement Class.

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NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED, by and among the Plaintiffs, for themselves and on behalf of the Settlement Class, and Defendants by and through their respective undersigned counsel that, subject to the approval of the Court pursuant to Rule 23(e) of the Federal Rules of Civil Procedure, in consideration of the benefits flowing to the Settling Parties from the Settlement set forth herein, the Action and the Released Claims as against the Released Persons shall be finally and fully compromised, settled and released, the Action shall be dismissed with prejudice, upon and subject to the terms and conditions of this Stipulation, as follows.

1.          Definitions

In addition to the terms defined above, the following capitalized terms, used in this Stipulation, shall have the meanings specified below:

1.1.       “Action” or “Litigation” means the putative class action captioned In re IsoRay, Inc. Securities Litigation, Case No. 15-cv-5046-LRS, pending in the United States District Court for the Eastern District of Washington, and including all cases consolidated therein.

1.2.      “Administrative Costs” means all costs and expenses associated with providing notice of the Settlement to the Settlement Class and otherwise administering or carrying out the terms of the Settlement. Such costs may include, without limitation: escrow agent costs, the costs of publishing summary notice, the costs of printing and mailing the full Notice and Proof of Claim, and the costs of reviewing and processing Proofs of Claim, as directed by the Court. Such costs do not include legal fees.

1.3.       “Authorized Claimant” means any Settlement Class Member who is a Claimant and whose Proof of Claim has been allowed pursuant to the terms of this Stipulation, the exhibits hereto, and any order of the Court.

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1.4.       “Claimant” means any Settlement Class Member who files a Proof of Claim in such form and manner, and within such time, as the Court shall prescribe, and does not withdraw it.

1.5.       “Claims” means any and all manner of claims, demands, rights, actions, potential actions, causes of action, liabilities, duties, damages, losses, diminutions in value, obligations, agreements, suits, fees, attorneys’ fees, expert or consulting fees, debts, expenses, costs, sanctions, judgments, decrees, matters, issues and/or controversies of any kind or nature whatsoever, whether known or unknown, contingent or absolute, liquidated or not liquidated, accrued or unaccrued, suspected or unsuspected, disclosed or undisclosed, apparent or not apparent, foreseen or unforeseen, matured or not matured, which now exist, or heretofore or previously existed, or may hereafter exist, (including, but not limited to, any claims arising under federal, state, common law, statute, rule, or regulation, whether individual, class, direct, derivative, representative, on behalf of others, legal, equitable, or of any other type or in any other capacity.

1.6.       “Claims Administrator” means Strategic Claims Services, which shall administer the Settlement.

1.7.       “Defendants” means IsoRay and Dwight Babcock.

1.8.       “Defendants’ Counsel” means Wilson Sonsini Goodrich & Rosati P.C.

1.9.       “Escrow Account” means an interest-bearing escrow account established by the Escrow Agent or its appointed agent. The Escrow Account shall be managed by the Escrow Agent, subject to the Court’s supervisory authority, for the benefit of Plaintiffs and the Settlement Class in accordance with the terms of the Stipulation.

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1.10.    The “Escrow Agent” is Strategic Claims Services or its appointed agent. The Escrow Agent shall perform the duties as set forth in this Stipulation.

1.11.     “Effective Date” means the first date by which all of the events and conditions specified in ¶10.3 of this Stipulation have been met and have occurred.

1.12.     “Final” when referring to the Final Judgment means exhaustion of all possible appeals, meaning (i) if no appeal or request for review is filed, the day after the date of expiration of any time for appeal or review of the Final Judgment, and (ii) if an appeal or request for review is filed, the day after the date the appeal or request for review is dismissed, or the Final Judgment is upheld on appeal or review in all material respects, and is not subject to further review on appeal or by certiorari or otherwise; provided, however, that any dispute or appeals relating solely to the amount, payment or allocation of attorneys’ fees and expenses, Plaintiff service awards as approved by the Court for reimbursement of their reasonable costs and expenses (including lost wages) directly related to the representation of the class, the Plan of Allocation, or the provisions of ¶¶6.1 and 6.2 of this Stipulation shall have no effect on finality for purposes of determining the date on which the Final Judgment becomes Final.

1.13.   “Final Judgment” means the order and judgment to be entered by the Court approving the Settlement, materially in the form attached hereto as Exhibit B.

1.14.    “Individual Defendant” means Dwight Babcock.

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1.15.    “Notice” means the “Notice of Proposed Settlement of Class Action and Settlement Fairness Hearing, and Motion for Attorneys’ Fees and Reimbursement of Expenses,” which is to be sent to Settlement Class Members substantially in the form attached hereto as Exhibit A-1.

1.16.     “Opt-Out” means any one of, and “Opt-Outs” means all of, any Persons who otherwise would be Settlement Class Members and have timely and validly requested exclusion from the Settlement Class in accordance with the provisions of the Preliminary Approval Order and the Notice given pursuant thereto, and have not withdrawn their request for exclusion.

1.17.   “Person” means individual, corporation, fund, limited liability corporation, professional corporation, limited liability partnership, partnership, limited partnership association, joint stock company, estate, legal representative, trust, unincorporated association, and any business or legal entity and their spouses, heirs, predecessors, successors, representatives, or assigns.

1.18.    “Plaintiffs” means Lead Plaintiffs Bodgan Ostrowski, Joseph Kavanaugh and Patrick McNamara and named plaintiffs Timothy Yuen and JM Zulueta.

1.19.    “Plaintiffs’ Counsel” means the law firms of The Rosen Law Firm, P.A. and Wolf Haldenstein Freeman Adler & Herz LLP.

1.20.    “Plan of Allocation” means a plan or formula for allocating the Settlement Fund to Authorized Claimants after payment of Administrative Costs, Taxes and Tax Expenses, and such attorneys’ fees, costs and expenses as may be awarded by the Court.

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1.21.    “Preliminary Approval Order” means the proposed order preliminarily approving the Settlement and directing notice thereof to the Settlement Class, substantially in the form attached hereto as Exhibit A.

1.22.    “Proof of Claim” means the Proof of Claim to be submitted by Claimants, substantially in the form attached as Exhibit A-3.

1.23.    “Related Persons” means each of a Defendant’s past, present or future parents, subsidiaries and affiliates, and their respective directors, officers, employees, partners, members, principals, agents, underwriters, insurers, co-insurers, reinsurers, controlling shareholders, attorneys, accountants or auditors, financial or investment advisors or consultants, banks or investment bankers, personal or legal representatives, predecessors, successors, assigns, spouses, marital communities, heirs, related or affiliated entities, any entity in which a Defendants has a controlling interest, any member of the Individual Defendant’s immediate family, or any trust of which the Individual Defendant is the settler or which is for the benefit of any Defendant and/or member(s) of his family.

1.24.    “Released Claims” means any and all Claims, including Unknown Claims, that have been, could have been, or in the future can or might be asserted in any federal, state or foreign court, tribunal, forum or proceeding by on or behalf of any of the Releasing Parties against any one or more of the Released Persons, whether any such Released Persons were named, served with process, or appeared in the Action, which directly or indirectly arise out of or relate to (i) the subject matter of the Action or any of the claims asserted in the Action, (ii) the facts, events, transactions, acts, occurrences, statements, representations, misrepresentations, or omissions which were or could have been asserted in this Action, including but not limited to any Claim for fraud, deceit, negligence, or violations of federal securities laws and the rules promulgated thereunder, (iii) the purchase or sale of IsoRay common stock by any of the Releasing Parties during the Class Period, and/or (iv) any claims in connection with, based upon, arising out of, or relating to the Settlement (but excluding any claims to enforce the terms of the Settlement).

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1.25.     “Released Persons” means Defendants and their Related Persons.

1.26.     “Releasing Parties” means the Plaintiffs, each and every member of the Settlement Class and each of their respective parent entities, associates, affiliates, subsidiaries, predecessors, successors, assigns, attorneys, heirs, representatives, administrators, executors, devisees, legatees, and estates.

1.27.     “Settlement” means the settlement contemplated by this Stipulation.

1.28.    “Settlement Amount” means the sum of $3,537,500 (three million five hundred thirty seven thousand five hundred U.S. dollars) in cash to be paid pursuant to ¶2.1 of this Stipulation.

1.29.    “Settlement Class” means all Persons (including, without limitation, their beneficiaries) who purchased the publicly traded common stock of IsoRay between May 20, 2015 and May 21, 2015, inclusive, (“Class Period”) and were damaged thereby. Excluded from the Settlement Class are: (i) Persons who suffered no compensable losses (ii) Opt-Outs; and (iii) Defendants and any entity in which the Defendants have a controlling interest, and the officers, directors, affiliates, legal representatives, immediate family members, heirs, successors, subsidiaries and/or assigns of any such individual or entity in their capacity as such.

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1.30.    “Settlement Class Member” or “Class Member” means any Person who is a member of the Settlement Class.

1.31.    “Settlement Hearing” or “Final Settlement Hearing” means the hearing at or after which the Court will make a final decision pursuant to Rule 23 of the Federal Rules of Civil Procedure as to whether the Settlement contained in the Stipulation is fair, reasonable and adequate, and therefore, should receive final approval from the Court.

1.32.    “Settling Party” means any one of, and “Settling Parties” means all of, the parties to the Stipulation, namely Defendants and Plaintiffs, on behalf of themselves and the Settlement Class.

1.33.    “Summary Notice” means the notice of the proposed Settlement which shall be published in Investors’ Business Daily substantially in the form attached hereto as Exhibit A-2.

1.34.     “Unknown Claims” shall mean all claims, demands, rights, liabilities, and causes of action of every nature and description which any Settlement Class Member does not know or suspect to exist in his, her or its favor at the time of the release of the Released Persons which, if known by him, her or it, might have affected his, her or its settlement with and release of the Released Persons, or might have affected his, her or its decision not to opt-out or object to this Settlement. With respect to any and all Released Claims, the Settling Parties stipulate and agree that, upon the Effective Date, the Plaintiffs shall expressly waive, and each of the Settlement Class Members shall be deemed to have waived, and by operation of the Final Judgment shall have waived, the provisions, rights and benefits of California Civil Code § 1542, which provides:

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A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

Plaintiffs shall expressly waive and each of the Settlement Class Members shall be deemed to have, and by operation of the Final Judgment shall have, expressly waived any and all provisions, rights and benefits conferred by any law of any state, territory, foreign country or principle of common law, which is similar, comparable or equivalent to California Civil Code § 1542. Plaintiffs and/or one or more Settlement Class Members may hereafter discover facts in addition to or different from those which he, she or it now knows or believes to be true with respect to the subject matter of the Released Claims, but the Plaintiffs shall expressly fully, finally and forever settle and release, and each Settlement Class Member, upon the Effective Date, shall be deemed to have, and by operation of the Final Judgment shall have, fully, finally and forever settled and released, any and all Released Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, which now exist, or heretofore have existed, including, but not limited to, conduct which is negligent, intentional, or with or without malice. The Plaintiffs acknowledge, and the Settlement Class Members shall be deemed by operation of the Final Judgment to have acknowledged, that the foregoing waiver was separately bargained for and a key element of the Settlement of which this release is a part.

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2.	The Settlement Consideration

2.1.      In consideration for the promises and obligations contained herein and the full and final release, settlement and discharge of all Released Claims against the Released Persons, the Settling Parties have agreed that, subject to the terms of the Stipulation, Defendants shall pay or cause to be paid the Settlement Amount to be deposited into the Escrow Account, under the control of the Escrow Agent, within fourteen (14) calendar days from the date by which both a) Defendants have received a W-9 and payment instructions from Plaintiffs, and b) entry of the Preliminary Approval Order. The funds transferred to the Escrow Account pursuant to this paragraph, and any interest earned thereon, are referred to as the “Settlement Fund.”

2.2.      Under no circumstances will Defendants be required to pay more than the Settlement Amount pursuant to this Stipulation and the Settlement for any reason whatsoever, including, without limitation, as compensation to any Settlement Class Member or in payment of any fees or expenses incurred by any Settlement Class Member or Plaintiffs’ Counsel.

3.	Handling And Disbursement Of Funds By The Escrow Agent

3.1.      No monies will be disbursed from the Settlement Fund until after the Effective Date except:

(a)        As provided in ¶ 3.4 below;

(b)        As provided in ¶10.9 below, if applicable;

(c)        As provided in ¶8.2 below; and

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(d)        To pay Taxes and Tax Expenses (as defined in ¶4.1 below) on the income earned by the Settlement Fund. Taxes and Tax Expenses shall be paid out of the Settlement Fund and shall be considered to be a cost of administration of the Settlement and shall be timely paid by the Escrow Agent without prior order of the Court.

3.2.      The Escrow Agent may invest any funds (other than security interests in assets) deposited into the Settlement Fund in short term instruments backed by the full faith and credit of the United States Government or fully insured by the United States Government or an agency thereof, and may reinvest the proceeds of these instruments as they mature in similar instruments at their then-current market rates. Defendants, Defendants’ Counsel and the Released Persons shall have no responsibility for, interest in, or any liability whatsoever with respect to any investment decision executed by the Escrow Agent. The Settlement Fund shall bear all risks related to the investments of the Settlement Amount in accordance with the guidelines set forth in this paragraph.

3.3.      The Escrow Agent shall not disburse the Settlement Fund except as provided in this Stipulation or by an order of the Court.

3.4.      At any time after the Court grants preliminary approval of the Settlement, the Escrow Agent may, without further approval from Defendants or the Court, disburse at the direction of Plaintiffs’ Counsel up to $100,000.00 from the Settlement Fund prior to the Effective Date to pay the Administrative Costs.

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4.	Taxes

4.1.      Plaintiffs’ Counsel has structured the Settlement Fund so that it will be at all times a “qualified settlement fund” within the meaning of Treasury Regulation § 1.468B-1. The Settling Parties agree to treat it as such. In addition, Plaintiffs’ Counsel or its designee shall timely make such elections as necessary or advisable to carry out the provisions of this ¶4.1, including the “relation-back election” (as defined in Treasury Regulation § 1.468B-1) back to the earliest permitted date. Such elections shall be made in compliance with the procedures and requirements contained in such regulations. It shall be the responsibility of Plaintiffs’ Counsel or its designee to timely and properly prepare and deliver the necessary documentation for signature by all necessary parties, and thereafter to cause the appropriate filing to occur.

(a)        For purposes of § 468B of the Internal Revenue Code of 1986, as amended, and Treasury Regulation § 1.468B-2(k)(3) promulgated thereunder, the “administrator” shall be the Plaintiffs’ Counsel or its designee. Plaintiffs’ Counsel or its designee shall timely and properly file all informational and other tax returns necessary or advisable with respect to the Settlement Fund (including without limitation the returns described in Treasury Regulation § 1.468B-2(k)). Such returns (as well as the election described in this ¶4.1) shall be consistent with this ¶4.1 and in all events shall reflect that all Taxes (including any estimated Taxes, interest or penalties) on the income earned by the Settlement Fund shall be paid out of the Settlement Fund as provided in this Stipulation.

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(b)       All Taxes (including any estimated Taxes, interest or penalties) arising with respect to the income earned by the Settlement Fund, including any Taxes or tax detriments that may be imposed upon Defendants or Defendants’ Counsel with respect to any income earned by the Settlement Fund for any period during which the Settlement Fund does not qualify as a “qualified settlement fund” for federal or state income tax purposes (“Taxes”), and expenses and costs incurred in connection with the operation and implementation of this ¶4.1 (including, without limitation, expenses of tax attorneys and/or accountants and mailing and distribution costs and expenses or penalties relating to filing (or failing to file) the returns described in this ¶4.1) (“Tax Expenses”), shall be paid out of the Settlement Fund, as appropriate. Defendants and Defendants’ Counsel shall have no liability or responsibility for the Taxes or the Tax Expenses. Taxes and Tax Expenses shall be treated as, and considered to be, a cost of administration of the Settlement and shall be timely paid out of the Settlement Fund without prior order from the Court. The Escrow Agent shall be obligated (notwithstanding anything herein to the contrary) to withhold from distribution to Authorized Claimants any funds necessary to pay such amounts, including the establishment of adequate reserves for any Taxes and Tax Expenses (as well as any amounts that may be withheld under Treasury Regulation § 1.468B-2(1)(2)). Defendants, Defendants’ Counsel and the Released Persons shall have no responsibility for, interest in, or any liability whatsoever with respect to the foregoing provided in this ¶4.1. The Settling Parties agree to cooperate with each other, and their tax attorneys and accountants, to the extent reasonably necessary to carry out the provisions of this ¶4.1.

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5.	Preliminary Approval Order, Notice Order, And Settlement Hearing

5.1.      Plaintiffs’ Counsel shall submit this Stipulation and its exhibits to the Court and shall apply for preliminary approval of the Settlement set forth in this Stipulation, entry of a preliminary approval order, and approval for the mailing and dissemination of notice, and Proof of Claim, substantially in the form of Exhibits A, A-1, and A-2. The mailed Notice (Exhibit A-1) shall include the general terms of the Settlement and the provisions of the Plan of Allocation, and shall set forth the procedure by which recipients of the Notice may object to the Settlement or the Plan of Allocation or request to be excluded from the Settlement Class. The date and time of the Settlement Hearing shall be added to the Notice before it is mailed or otherwise provided to Settlement Class Members.

5.2.      To assist in dissemination of notice, Defendants will cooperate in obtaining the names and contact information of the Settlement Class Members and their nominees or custodians. Defendants shall provide, or cause to be provided, to Plaintiffs’ Counsel or the Claims Administrator, at no cost to Plaintiffs, within fourteen (14) calendar days after the Court signs an order preliminarily approving the settlement, transfer records in electronic searchable form, such as Excel, containing the names and addresses of Persons who purchased or otherwise acquired IsoRay common stock during the Class Period.

5.3.      At the time of the submission described in ¶5.1 hereof, the Settling Parties, through their counsel, shall jointly request that, after the Notice is provided, the Court hold the Settlement Hearing and (i) approve the Settlement as set forth herein and (ii) enter judgment substantially in the form of Exhibit B hereto, as promptly after the Settlement Hearing as possible.

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6.	Releases And Covenants Not To Sue

6.1.      Upon the Effective Date, as defined in ¶1.11 hereof, the Releasing Parties, on behalf of themselves, their successors and assigns, and any other Person claiming (now or in the future) through or on behalf of them, regardless of whether any such Releasing Party ever seeks or obtains by any means, including without limitation by submitting a Proof of Claim, any disbursement from the Settlement Fund, shall be deemed to have, and by operation of the Final Judgment shall have, fully, finally, and forever released, relinquished, and discharged all Released Claims against the Released Persons and shall have covenanted not to sue the Released Persons with respect to all such Released Claims, and shall be permanently barred and enjoined from asserting, commencing, prosecuting, instituting, assisting, instigating, or in any way participating in the commencement or prosecution of any action or other proceeding, in any forum, asserting any Released Claim, either directly, representatively, derivatively, or in any other capacity, against any of the Released Persons. Nothing contained herein shall, however, bar the Releasing Parties from bringing any action or claim to enforce the terms of this Stipulation or the Final Judgment.

6.2.      Upon the Effective Date, as defined in ¶1.11 hereof, Defendants, on behalf of themselves, their heirs, executors, predecessors, successors and assigns, shall be deemed to have, and by operation of the Final Judgment shall have, fully, finally, and forever released, relinquished, and discharged the Plaintiffs, Settlement Class Members and Plaintiffs’ Counsel from all Claims which arise out of, concern or relate to the institution, prosecution, settlement or dismissal of the Action (the “Defendants’ Released Claims”), and shall be permanently enjoined from prosecuting the Defendants’ Released Claims against the Plaintiffs, Settlement Class Members and Plaintiffs’ Counsel. Nothing contained herein shall, however, bar the Defendants or any Released Party from bringing any action or claim to enforce the terms of this Stipulation or the Final Judgment.

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7.	Administration And Calculation Of Claims, Final Awards And Supervision And Distribution Of The Settlement Fund

7.1.      Under the supervision of Plaintiffs’ Counsel, acting on behalf of the Settlement Class, and subject to such supervision and direction of the Court as may be necessary or as circumstances may require, the Claims Administrator shall administer and calculate the claims submitted by Settlement Class Members and shall oversee distribution of the Net Settlement Fund (as defined below) to Authorized Claimants.

7.2.      The Settlement Fund shall be applied as follows:

(a)        To pay the Taxes and Tax Expenses described in ¶4.1 above;

(b)        To pay Administrative Costs;

(c)        To pay Plaintiffs’ Counsel’s attorneys’ fees and expenses (the “Fee and Expense Award”), and to pay Plaintiffs service awards, to the extent allowed by the Court; and

(d)        To distribute the balance of the Settlement Fund, that is, the Settlement Fund less the items set forth in ¶7.2(a), (b), and (c) hereof (the “Net Settlement Fund”), to the Authorized Claimants as allowed by this Stipulation, the Plan of Allocation, or the Court.

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7.3.      Upon and after the Effective Date, and in accordance with the terms of the Plan of Allocation or such further approval and further order(s) of the Court as may be necessary or as circumstances may require, the Net Settlement Fund shall be distributed to Authorized Claimants subject to and in accordance with the Plan of Allocation set forth in the Notice. The Net Settlement Fund shall be distributed to Authorized Claimants by the Claims Administrator upon application to the Court by Plaintiffs’ Counsel for a settlement class distribution order only after all of the following having occurred: (i) the Effective Date; (ii) all claims have been processed, and all Claimants whose claims have been rejected or disallowed, in whole or in part, have been notified and provided the opportunity to be heard concerning such rejection or disallowance; (iii) all objections with respect to all rejected or disallowed claims have been resolved by the Court, and all appeals therefrom have been resolved or the time therefor has expired; (iv) all matters with respect to Attorneys’ Fees and Expenses, costs, and disbursements have been resolved by the Court, and all appeals therefrom have been resolved or the time therefor has expired; and (v) all costs of administration have been paid.

7.4.      This is not a claims-made settlement, and if all conditions of the Stipulation are satisfied and the Final Judgment becomes Final, no portion of the Settlement Fund will be returned to Defendants. Neither Defendants nor Defendants’ Counsel shall have any responsibility for, interest in, or liability whatsoever with respect to the investment or distribution of the Net Settlement Fund, the Plan of Allocation, the determination, administration, or calculation of claims, the payment or withholding of Taxes or Tax Expenses, or any losses incurred in connection therewith. No Person shall have any claims against Plaintiffs’ Counsel, the Claims Administrator or any other agent designated by Plaintiffs’ Counsel based on distribution determinations or claim rejections made substantially in accordance with this Stipulation and the Settlement contained herein, the Plan of Allocation, or orders of the Court. Plaintiffs’ Counsel shall have the right, but not the obligation, to waive what they deem to be formal or technical defects in any Proofs of Claim filed, where doing so is in the interest of achieving substantial justice.

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7.5.      It is understood and agreed by the Settling Parties that any proposed Plan of Allocation of the Net Settlement Fund including, but not limited to, any adjustments to an Authorized Claimant’s claim set forth therein, is not a condition of this Stipulation and is to be considered by the Court separately from the Court’s consideration of the fairness, reasonableness, and adequacy of the Settlement set forth in this Stipulation. Any order or proceedings relating to the Plan of Allocation, or any appeal from any order relating thereto or reversal or modification thereof, shall not operate to modify, terminate or cancel this Stipulation, or affect or delay the finality of the Final Judgment, or any other orders entered pursuant to this Stipulation.

7.6.      If any funds remain in the Net Settlement Fund by reason of uncashed checks or otherwise, then, after the Claims Administrator has made reasonable and diligent efforts to have Settlement Class Members who are entitled to participate in the distribution of the Net Settlement Fund cash their distribution checks, any balance remaining in the Net Settlement Fund six (6) months after the initial distribution of such funds shall be re-distributed, after payment of any unpaid costs or fees incurred in administering the Net Settlement Fund for such redistribution, to Settlement Class Members who have cashed their checks and who would receive at least $10.00 from such re-distribution. If any funds shall remain in the Net Settlement Fund six months after such re-distribution, then such balance shall be contributed to a non-sectarian charity or any not-for-profit successor of it chosen by Plaintiffs’ Counsel.

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8.	Plaintiffs’ Counsel’s Attorneys’ Fees And Reimbursement Of Expenses

8.1.      Plaintiffs’ Counsel may submit an application or applications (the “Fee and Expense Application”) for distributions from the Settlement Fund to Plaintiffs’ Counsel for (i) an award of attorneys’ fees; (ii) reimbursement of actual costs and expenses, including the fees and expenses of experts and/or consultants, incurred in connection with prosecuting the Action; and (iii) any Lead and named Plaintiff service awards as approved by the Court.

8.2.      Except as otherwise provided in this paragraph, any attorneys’ fees and expenses awarded by the Court shall be paid to Plaintiffs’ Counsel from the Settlement Fund within two (2) business days of the date the Court enters an order awarding such fees and expenses. In the event that the Effective Date does not occur, or the Order and Final Judgment is reversed or modified in any way that affects the award of attorneys’ fees and expenses, or the Stipulation is terminated for any other reason, then each Plaintiffs’ Counsel receiving fees or expenses under this provision shall, within ten (10) business days from receiving notice from Defendants’ Counsel or from a court of appropriate jurisdiction, refund to the Settlement Fund, either the full amount of the fees and expenses previously received by it pursuant to these provisions or an amount consistent with any modification of the Order and Final Judgment with respect to the fee and expense award. Plaintiffs’ Counsel and any other plaintiffs’ counsel’s law firm that receives fees and expenses, on behalf of itself and each partner and/or shareholder of it, agrees that the law firm and its partners and/or shareholders are subject to jurisdiction of the Court for the purpose of enforcing the provisions of this paragraph, and each shall be liable for repayment of all attorneys’ fees and expenses awarded by the Court.

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8.3.      The procedure for, and allowance or disallowance by the Court of, any application by Plaintiffs’ Counsel for attorneys’ fees, expenses, including the fees and expenses of experts and/or consultants, and/or case contribution awards for Plaintiffs are not a condition of the Settlement set forth in this Stipulation and are to be considered by the Court separately from the Court’s consideration of the fairness, reasonableness, and adequacy of the Settlement set forth in this Stipulation. Any order of or proceedings relating to the Fee and Expense Application, or any appeal from any order relating thereto or reversal or modification thereof, shall not operate to modify, terminate or cancel this Stipulation, or affect or delay the finality of the Final Judgment or any other orders entered pursuant to this Stipulation.

8.4.      Any award of attorneys’ fees and/or expenses and/or any case contribution award shall be paid solely from the Settlement Fund and shall reduce the settlement consideration paid to the Settlement Class accordingly. The Released Persons shall have no responsibility for, and no liability whatsoever with respect to, any payments to Plaintiffs’ Counsel or the Plaintiffs and/or any other Person who receives payment from the Settlement Fund.

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9.	Class Certification

9.1.      In the Final Judgment, the Settlement Class shall be certified for purposes of this Settlement, but in the event that the Final Judgment does not become Final or the Settlement fails to become effective for any reason, all Settling Parties reserve all their rights on all issues, including whether a class should be certified in the Action. For settlement purposes only, in connection with the Final Judgment, Defendants shall consent to (i) the appointment of Lead and named Plaintiffs as the class representatives, (ii) the appointment of Plaintiffs’ Counsel as class counsel, and (iii) the certification of the Settlement Class pursuant to Rules 23(a) and (b)(3) of the Federal Rules of Civil Procedure.

10.	Conditions Of Settlement, Effect of Disapproval, Cancellation Or Termination

10.1.    Plaintiffs, on behalf of the Settlement Class, and Defendants shall each have the right to terminate the Settlement and Stipulation by providing written notice of his or its election to do so (“Termination Notice”) to all other Settling Parties within fourteen (14) days of:

(a)        entry of a Court order declining to enter the Preliminary Approval Order in any material respect;

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(b)        entry of a Court order refusing to approve this Stipulation in any material respect;

(c)        entry of a Court order declining to enter the Final Judgment in any material respect; or

(d)        entry of an order by which the Final Judgment is modified or reversed in any material respect by the Court, the Court of Appeals or the United States Supreme Court. In the absence of any of the events enumerated in the preceding sentence or those identified in ¶¶ 10.2 and 10.5 below, no Party shall have the right to terminate the Agreement for any reason.

10.2.    If the Settlement Amount is not paid into the Escrow Account in accordance with paragraph ¶2.1 of this Stipulation, then Plaintiffs, on behalf of the Settlement Class, shall have the right to terminate the Settlement and Stipulation by providing written notice to Defendants (“Failure to Fund Termination Notice”) at any time prior to the Court’s entry of the Final Judgment. Defendants may not terminate this Settlement and Stipulation if the Settlement Amount is not paid into the Escrow Account in accordance with ¶2.1 of this Stipulation.

10.3.    The Effective Date of this Stipulation shall not occur unless and until each of the following events occurs and shall be the date upon which the last in time of the following events occurs:

(a)        The Court has entered the Preliminary Approval Order attached hereto as Exhibit A or an order containing materially the same terms;

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(b)        The sum of $3,537,500 (three million five hundred thirty seven thousand five hundred dollars) has been paid into the Escrow Account, as set forth in paragraph ¶2.1;

(c)        The Court has approved the Settlement, following notice to the Settlement Class and the Settlement Hearing, and has entered the Final Judgment; and

(d)        The Final Judgment has become Final as defined in ¶1.13.

10.4.    Upon the occurrence of the Effective Date, any and all interest or right of Defendants in or to the Settlement Fund, if any, shall be absolutely and forever extinguished, except as set forth in this Stipulation.

10.5.    If prior to final Court approval of the Settlement, (i) Persons who otherwise would be Settlement Class Members have timely and validly requested exclusion from the Settlement Class in accordance with the provisions of the Preliminary Approval Order and the notice given pursuant thereto, and have not withdrawn their request for exclusion (“Opt-Outs”), and such Persons in the aggregate purchased stock during the Settlement Class Period in an amount greater than the amount specified in a separate Supplemental Agreement between the Settling Parties (the “Supplemental Agreement”), or (ii) Persons file lawsuits alleging fraud in connection with the purchase of more than the number of IsoRay shares specified in the Supplemental Agreement, then Defendants shall have, in their sole and absolute discretion, which must be exercised unanimously, the option to terminate this Stipulation and Settlement in strict accordance with the requirements and procedures set forth in the Supplemental Agreement (the “Supplemental Termination Option”). The Supplemental Agreement shall not be filed with the Court unless and until a dispute among the Settling Parties concerning its interpretation or application arises.

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10.6.    If some or all of the conditions specified in ¶10.3 above are not met, or in the event that this Stipulation is not approved by the Court, or the Settlement set forth in this Stipulation is terminated or fails to become effective in accordance with its terms, then this Stipulation shall be canceled and terminated, unless all of the Settling Parties agree in writing to proceed with this Stipulation. None of the Settling Parties, or any of them, shall have any obligation whatsoever to proceed under any terms other than those provided for and agreed herein. If any Settling Party engages in a material breach of the terms hereof, any other Settling Party, provided that it is in substantial compliance with the terms of this Stipulation, may terminate this Stipulation on notice to all the Settling Parties.

10.7.    In the event the Stipulation shall terminate, or be canceled, or shall not become effective for any reason, the Settling Parties shall be restored to their respective positions in the Action immediately prior to September 14, 2016, and they shall proceed in all respects as if the Stipulation had not been executed and the related orders had not been entered, and in that event all of their respective claims and defenses as to any issue in the Action shall be preserved without prejudice.

10.8.    In the event that the Stipulation is not approved by the Court or the Settlement set forth in this Stipulation is terminated or fails to become effective in accordance with its terms, the terms and provisions of this Stipulation, except as otherwise provided herein, shall have no further force and effect with respect to the Settling Parties or Defendants and shall not be used in this Action or in any other proceeding for any purpose, and any judgment or order entered by the Court in accordance with the terms of this Stipulation shall be treated as vacated, nunc pro tunc.

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10.9.    In the event the Stipulation shall be terminated, or be canceled, or shall not become effective for any reason, within seven (7) business days (except as otherwise provided in the Supplemental Agreement) after the occurrence of such event, the Settlement Fund, less taxes and any Administrative Costs which have either been disbursed or are determined to be chargeable, shall be refunded by the Escrow Agent to Defendants or its designee (pursuant to written instructions from Defendants’ Counsel pursuant to this Stipulation). At the request of Defendants’ Counsel at Defendants’ expense, Plaintiffs’ Counsel or its designee shall apply for any tax refund owed on the Settlement Fund and pay the proceeds, after deduction of any fees or expenses incurred in connection with such application(s) for refund, pursuant to written direction from Defendants’ Counsel.

10.10.  No order of the Court or modification or reversal on appeal of any order of the Court concerning the Plan of Allocation, ¶6.1 hereof, or the amount of any attorneys’ fees, costs, expenses, and interest awarded by the Court to Plaintiffs’ Counsel shall constitute grounds for cancellation or termination of the Stipulation.

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11.	No Admission Of Liability

11.1.    The Settling Parties covenant and agree that neither this Stipulation, nor any terms of the Settlement, nor any communication relating thereto, nor the Supplemental Agreement, is evidence, or an admission or concession by any Settling Party or their counsel, any Settlement Class Member, or any of the Released Persons, of any fault, liability or wrongdoing whatsoever, as to any facts or claims alleged or asserted in the Action, or any other actions or proceedings, or as to the validity or merit of any of the claims or defenses alleged or asserted in any such action or proceeding. This Stipulation is not a finding or evidence of the validity or invalidity of any claims or defenses in the Action, any wrongdoing by any Settling Party, Settlement Class Member, or any of the Released Persons, or any damages or injury to any Settling Party, Settlement Class Member, or any Released Persons. Neither this Stipulation, nor the Supplemental Agreement, nor any of the terms and provisions of this Stipulation or the Supplemental Agreement, nor any of the negotiations or proceedings in connection therewith, nor any of the documents or statements referred to herein or therein, nor the Settlement, nor the fact of the Settlement, nor the Settlement proceedings, nor any statement in connection therewith, (a) shall (i) be argued to be, used or construed as, offered or received in evidence as, or otherwise constitute an admission, concession, presumption, proof, evidence, or a finding of any, liability, fault, wrongdoing, injury or damages, or of any wrongful conduct, acts or omissions on the part of any Released Party, or of any infirmity of any defense, or of any damages to the Lead Plaintiffs or any other Settlement Class Member, or (ii) otherwise be used to create or give rise to any inference or presumption against any of the Released Persons concerning any fact or any purported liability, fault, or wrongdoing of the Released Persons or any injury or damages to any person or entity, or (b) shall otherwise be admissible, referred to or used in any proceeding of any nature, for any purpose whatsoever; provided, however, that the Stipulation or the Supplemental Agreement or the Final Judgment may be introduced in any proceeding, whether in the Court or otherwise, as may be necessary to argue and establish that the Stipulation or Supplemental Agreement or Final Judgment has res judicata, collateral estoppel, or other issue or claim preclusion effect or to otherwise consummate or enforce the Settlement or Supplemental Agreement or Final Judgment, or as otherwise required by law.

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12.	Miscellaneous Provisions

12.1.    Except in the event of the filing of a Termination Notice or Failure to Fund Termination Notice or termination notice in accordance with the parties’ Supplemental Agreement, pursuant to ¶¶10.1, 10.2 or 10.5 of this Stipulation, the Settling Parties shall take all actions reasonably necessary to consummate this agreement; and (b) agree to cooperate with each other to the extent reasonably necessary to effectuate and implement all terms and conditions of the Stipulation.

12.2.    The Settling Parties and their counsel represent that they will not encourage or otherwise influence any Settlement Class Members to request exclusion from, or object to, the Settlement.

12.3.   Each of the attorneys executing this Stipulation, any of its exhibits, or any related settlement documents on behalf of any Settling Party hereto hereby warrants and represents that he or she has been duly empowered and authorized to do so by the Settling Party he or she represents.

12.4.   Plaintiffs and Plaintiffs’ Counsel represent and warrant that the Plaintiffs are Settlement Class Members and none of the Plaintiffs’ claims or causes of action against one or more Defendants in the Action, or referred to in this Stipulation, or that could have been alleged against one or more Defendants in the Action, have been assigned, encumbered or in any manner transferred in whole or in part.

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12.5.   This Stipulation, together with the Supplemental Agreement, constitutes the entire agreement between the Settling Parties and supersedes any prior agreements. No representations, warranties or inducements have been made to or relied upon by any Settling Party concerning this Stipulation, other than the representations, warranties and covenants expressly set forth herein and in the Supplemental Agreement. Except as otherwise provided herein, each Settling Party shall bear its own costs.

12.6.    This Stipulation may not be modified or amended, nor may any of its provisions be waived, except by a writing signed by all Settling Parties or their counsel or their respective successors in interest.

12.7.    This Stipulation shall be binding upon, and shall inure to the benefit of, the Settling Parties and their respective agents, successors, executors, heirs, and assigns.

12.8.    The Released Persons who do not appear on the signature lines below, including but not limited to the Individual Defendant, are acknowledged and agreed to be third party beneficiaries of this Stipulation and Settlement and have the same rights to enforce this Stipulation and Settlement as the signatories hereto.

12.9.    The headings herein are used for the purpose of convenience only and are not meant to have legal effect.

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12.10.  This Stipulation may be executed in any number of counterparts by any of the signatories hereto and the transmission of an original signature page electronically (including by facsimile or portable document format) shall constitute valid execution of the Stipulation as if all signatories hereto had executed the same document. Copies of this Stipulation executed in counterpart shall constitute one agreement.

12.11.  This Stipulation, the Settlement, and any and all disputes arising out of or relating in any way to this Stipulation, whether in contract, tort or otherwise, shall be governed by and construed in accordance with the laws of the State of Washington without regard to conflict of laws principles.

12.12.  The Court shall retain jurisdiction with respect to the implementation and enforcement of the terms of this Stipulation, and all parties hereto submit to the jurisdiction of the Court for purposes of implementing and enforcing the Settlement embodied in this Stipulation.

12.13.  The Stipulation shall not be construed more strictly against one Party than another merely by virtue of the fact that it, or any part of it, may have been prepared by counsel for one of the Settling Parties, it being recognized that it is the result of arm’s-length negotiations between the Settling Parties, and all Settling Parties have contributed substantially and materially to the preparation of this Stipulation.

12.14.  All agreements by, between or among the Settling Parties, their counsel and their other advisors as to the confidentiality of information exchanged between or among them shall remain in full force and effect, and shall survive the execution and any termination of this Stipulation and the final consummation of the Settlement, if finally consummated, without regard to any of the conditions of the Settlement.

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12.15.  The Settling Parties shall not assert or pursue any action, claim or rights that any party violated any provision of Rule 11 of the Federal Rules of Civil Procedure in connection with the Action, the Settlement, the Stipulation or the Supplemental Agreement. The Settling Parties agree that the Action was resolved in good faith following arm’s-length bargaining.

12.16.  Any failure by any of the Settling Parties to insist upon the strict performance by any other Settling Party of any of the provisions of the Stipulation shall not be deemed a waiver of any of the provisions hereof, and such Settling Party, notwithstanding such failure, shall have the right thereafter to insist upon the strict performance of any and all of the provisions of this Stipulation to be performed by the other Settling Parties to this Stipulation.

12.17. The waiver, express or implied, by any Settling Party of any breach or default by any other Settling Party in the performance by such Settling Party of its obligations under the Stipulation shall not be deemed or construed to be a waiver of any other breach, whether prior, subsequent, or contemporaneous, under this Stipulation.

IN WITNESS WHEREOF, the Settling Parties have executed this Stipulation by their undersigned counsel effective as of the date set forth below.

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Dated: September 23, 2016	THE ROSEN LAW FIRM, P.A.

By:
Phillip Kim (pro hac vice)
275 Madison Avenue 34th Floor
New York, NY 10016
Telephone: (212) 686-1060
Facsimile: (202) 202-3827
Email: pkim@rosenlegal.com

WOLF HALDENSTEIN ALDER FREEMAN & HERZ LLP

By:
Matthew M. Guiney (pro hac vice)
270 Madison Avenue
New York, NY 10016
Telephone: (212) 545-4600
Facsimile: (212) 545-4653
Email: guiney@whafh.com

Co-Lead Counsel for Plaintiffs

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Dated: September 23, 2016	WILSON SONSINI GOODRICH & ROSATI, P.C.

By:
Gregory L. Watts
701 Fifth Avenue, Suite 5100
Seattle, WA 98104-7036
Telephone: (206) 883-2500
Facsimile: (206) 883-2699

Counsel for Defendants IsoRay, Inc. and Dwight Babcock

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Exhibit A

UNITED STATES DISTRICT COURT

EASTERN DISTRICT OF WASHINGTON

AT RICHLAND

In re IsoRay, Inc. Securities Litigation	Master File No. 4:15-cv-5046-LRS [PROPOSED] ORDER PRELIMINARY APPROVING SETTLEMENT AND PROVIDING FOR NOTICE PROCEDURES Hon. Lonny R. Suko

WHEREAS (i) Lead Plaintiffs Bodgan Ostrowski, Joseph Kavanaugh and Patrick McNamara and named plaintiffs Timothy Yuen and JM Zulueta (“Plaintiffs”), on behalf of themselves and the putative Settlement Class, and (ii) Defendants IsoRay, Inc. (“IsoRay”), and Dwight Babcock (collectively, “Defendants”) have jointly entered, by and through their respective counsel, into a Settlement of the claims asserted in the Litigation, the terms of which are set forth in a Stipulation of Settlement, dated September 23, 2016 (the “Stipulation”).

WHEREAS, the Stipulation, which is subject to review under Rule 23 of the Federal Rules of Civil Procedure and which, together with the exhibits thereto, sets forth the terms and conditions for the proposed Settlement of the claims alleged in the Amended Complaint for Violations of the Federal Securities Laws (the “Complaint”) filed in the Litigation; and the Court having read and considered the Stipulation, the proposed “Notice of Pendency and Proposed Settlement of Class Action” (“Notice”), the proposed “Summary Notice of Pendency and Proposed Class Action Settlement” (“Summary Notice”), the proposed Plan of Allocation of the Net Settlement Fund among Settlement Class Members (“Plan of Allocation”), the proposed form of the Proof of Claim and Release (“Proof of Claim”), the proposed form of Order and Final Judgment, and submissions made relating thereto, and finding that substantial and sufficient grounds exist for entering this Order;

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NOW, THEREFORE, IT IS HEREBY ORDERED, this ___ day of _____, 2016, that:

1.      Capitalized terms used herein have the meanings defined in the Stipulation. Pursuant to Rule 23(a) and (b)(3) of the Federal Rules of Civil Procedure, and for the purposes of the Settlement only, claims in the Litigation against Defendants are hereby preliminarily certified as a class action on behalf of all Persons (including, without limitation, their beneficiaries) who purchased the publicly traded common stock of IsoRay between May 20, 2015 and May 21, 2015, inclusive, (“Class Period”) and were damaged thereby. Excluded from the Settlement Class are (i) Persons who suffered no compensable losses, (ii) Opt-Outs (i.e., those Persons who file a valid and timely request for exclusion in accordance with this Order); and (iii) Defendants and any entity in which the Defendants have a controlling interest, and the officers, directors, affiliates, legal representatives, immediate family members, heirs, successors, subsidiaries and/or assigns of any such individual or entity in their capacity as such.

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2.      This Court finds, preliminarily and for purposes of Settlement only, that the prerequisites for a class action under Rules 23(a) and (b)(3) of the Federal Rules of Civil Procedure have been satisfied in that: (a) the number of Settlement Class Members is so numerous that joinder of all members of the Settlement Class is impracticable; (b) there are questions of law and fact common to the Settlement Class; (c) the claims of the Plaintiffs are typical of the claims of the Settlement Class they seek to represent; (d) the Plaintiffs will fairly and adequately represent the interests of the Settlement Class; (e) the questions of law and fact common to the Settlement Class predominate over any questions affecting only individual members of the Settlement Class; and (f) a class action is superior to other available methods for the fair and efficient adjudication of the controversy.

3.      Pursuant to Rule 23 of the Federal Rules of Civil Procedure, preliminarily and for the purposes of settlement only, Lead and named Plaintiffs are certified as the class representatives on behalf of the Settlement Class and the Co-Lead Counsel previously selected by Lead Plaintiffs and appointed by the Court, is hereby appointed as Co-Lead Counsel for the Settlement Class.

4.      A hearing (the “Final Settlement Hearing”) pursuant to Federal Rule of Civil Procedure 23(e) is hereby scheduled to be held before the Court on _____, ___________ 2016 at __:_)0 _.m. for the following purposes:

(a)      to finally determine whether the Litigation satisfies the applicable prerequisites for class action treatment under Federal Rules of Civil Procedure 23(a) and (b);

(b)      to finally determine whether the Settlement is fair, reasonable, and adequate, and should be approved by the Court;

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(c)      to finally determine whether the Order and Final Judgment as provided under the Stipulation should be entered, dismissing the Complaint on the merits and with prejudice, and to determine whether the release by the Settlement Class of the Released Persons of the Released Claims as set forth in the Stipulation, should be ordered, along with a permanent injunction barring efforts to bring any claims extinguished by the release;

(d)      to finally determine whether the proposed Plan of Allocation for the distribution of the Net Settlement Fund is fair and reasonable and should be approved by the Court;

(e)      to consider the application of Plaintiffs’ Counsel for an award of attorneys’ fees and expenses and an award to Plaintiffs;

(f)      to consider any Settlement Class Members’ objections to the Settlement, whether submitted previously in writing or presented orally at the Final Settlement Hearing by Settlement Class Members (or by counsel on their behalf); and

(g)     to rule upon such other matters as the Court may deem appropriate.

5.      The Court reserves the right to adjourn the Final Settlement Hearing to a later date and to approve the Settlement with or without modification and with or without further notice of any kind. The Court further reserves the right to enter its Order and Final Judgment approving the Settlement and dismissing the Complaint, on the merits and with prejudice, regardless of whether it has approved the Plan of Allocation or awarded attorneys’ fees and expenses or award to the Plaintiffs.

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6.      The Court reserves the right to approve the Settlement with such modifications as may be agreed upon or consented to by the Settling Parties and without further notice to the Settlement Class where to do so would not impair Settlement Class Members’ rights in a manner inconsistent with Rule 23 and due process of law.

7.      The Court approves the form, substance and requirements of (a) the Notice; (b) the Summary Notice; and (c) the Proof of Claim, all of which are exhibits to the Stipulation.

8.      Plaintiffs’ Counsel has the authority to enter into the Stipulation on behalf of the Settlement Class and is authorized to act on behalf of the Settlement Class Members with respect to all acts or consents required by or that may be given pursuant to the Stipulation or such other acts that are reasonably necessary to consummate the Settlement.

9.      Strategic Claims Services is approved as the Claims Administrator for the Settlement.

10.    Plaintiffs’ Counsel, through the Claims Administrator, shall cause the Notice and the Proof of Claim, substantially in the forms annexed hereto, to be mailed, by first class mail, postage prepaid, within twenty-eight (28) calendar days of the entry of this Order, to all Class Members who can be identified with reasonable effort by the Claims Administrator.

11.     Plaintiffs’ Counsel are authorized to disburse up to $100,000 (one hundred thousand dollars) for Administrative Costs (as defined in the Stipulation), to be used for reasonable out-of-pocket costs in connection with providing notice of the Settlement to the Settlement Class and for other reasonable out-of-pocket administrative expenses. After the Effective Date, additional amounts may be disbursed for Administrative Costs, if any.

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12.     Defendants and any and all issuers, securities firms, or transfer agents holding transfer records which indicate the legal owners of IsoRay common stock currently or during the Class Period are hereby ordered to produce such transfer records in a usable electronic format to Plaintiffs’ Counsel or the Claims Administrator within fourteen (14) calendar days of receipt of a copy of this Order.

13.     Plaintiffs’ Counsel, through the Claims Administrator, shall also make all reasonable efforts to give notice to nominee owners such as brokerage firms and other persons or entities who purchased IsoRay common stock during the Class Period. Such nominee purchasers are directed to forward copies of the Notice and Proof of Claim to their beneficial owners or to provide the Claims Administrator with lists of the names and addresses of the beneficial owners and the Claims Administrator is ordered to send the Notice and Proof of Claim promptly to such beneficial owners. Additional copies of the Notice shall be made available to any record holder requesting same for the purpose of distribution to beneficial owners, and such record holders shall be reimbursed from the Settlement Fund, upon receipt by the Claims Administrator of such request and proper documentation, for the reasonable expense of sending the Notice and Proof of Claim to beneficial owners.

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14.      Plaintiffs’ Counsel shall, at or before the Final Settlement Hearing, serve upon Defendants’ Counsel, and file with the Court, proof of mailing of the Notice and Proof of Claim, both to Settlement Class Members and to nominees.

15.      Plaintiffs’ Counsel, through the Claims Administrator, shall cause the Summary Notice to be published electronically once on GlobeNewswire and in print once in the Investor’s Business Daily within ten (10) calendar days after the entry of this Order. Plaintiffs’ Counsel shall, at or before the Final Settlement Hearing, file with the Court proof of publication of the Summary Notice.

16.      The forms and methods set forth herein of notifying the Settlement Class of the Settlement and its terms and conditions meet the requirements of due process and Rule 23 of the Federal Rules of Civil Procedure, Section 21D(a)(7) of the Exchange Act, 15 U.S.C. § 78u-4(a)(7), as amended by the Private Securities Litigation Reform Act of 1995; constitute the best notice practicable under the circumstances; and constitute due and sufficient notice to all persons and entities entitled thereto. No Settlement Class Member will be relieved from the terms of the Settlement, including the releases provided for therein, based upon the contention or proof that such Settlement Class Member failed to receive actual or adequate notice.

17.      In order to be entitled to participate in recovery from the Net Settlement Fund after the Effective Date, each Settlement Class Member shall take the following action and be subject to the following conditions:

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(a)      A properly completed and executed Proof of Claim must be submitted to the Claims Administrator, at the Post Office Box indicated in the Notice, postmarked no later than seventy-five (75) calendar days from the date of this order. Such deadline may be further extended by Order of the Court. Each Proof of Claim shall be deemed to have been submitted when legibly postmarked (if properly addressed and mailed by first-class mail) provided such Proof of Claim is actually received before the filing of a motion for an Order of the Court approving distribution of the Net Settlement Fund. Any Proof of Claim submitted in any other manner shall be deemed to have been submitted when it was actually received by the Administrator at the address designated in the Notice.

(b)      The Proof of Claim submitted by each Settlement Class Member must satisfy the following conditions: (i) it must be properly filled out, signed and submitted in a timely manner in accordance with the provisions of the preceding subparagraph; (ii) it must be accompanied by adequate supporting documentation for the transactions reported therein, in the form of broker confirmation slips, broker account statements, an authorized statement from the broker containing the transactional information found in a broker confirmation slip, or such other documentation as is deemed adequate by the Claims Administrator or Plaintiffs’ Counsel; (iii) if the Person executing the Proof of Claim is acting in a representative capacity, a certification of his current authority to act on behalf of the Settlement Class Member must be provided with the Proof of Claim; and (iv) the Proof of Claim must be complete and contain no material deletions or modifications of any of the printed matter contained therein and must be signed under penalty of perjury.

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(c)      Once the Claims Administrator has considered a timely-submitted Proof of Claim, it shall determine whether such claim is valid, deficient or rejected. For each claim determined to be either deficient or rejected, the Claims Administrator shall send a deficiency letter or rejection letter as appropriate, describing the basis on which the claim was so determined. Persons who timely submit a Proof of Claim that is deficient or otherwise rejected shall be afforded a reasonable time (at least seven (7) calendar days) to cure such deficiency if it shall appear that such deficiency may be cured.

(d)      For the filing of and all determinations concerning their Proof of Claim, each Settlement Class Member shall submit to the jurisdiction of the Court.

18.      All Settlement Class Members who do not submit valid and timely Proofs of Claim will be forever barred from receiving any payments from the Net Settlement Fund, but will in all other respects be subject to and bound by the provisions of the Stipulation and the Order and Final Judgment, if entered.

19.      Settlement Class Members shall be bound by all determinations and judgments in the Litigation, whether favorable or unfavorable, unless such Persons request exclusion from the Settlement Class in a timely and proper manner, as hereinafter provided. A Settlement Class Member wishing to make such request shall mail it, in written form, by first class mail, postage prepaid, or otherwise deliver it, so that it is postmarked no later than thirty (30) calendar days prior to the Final Settlement Hearing or ____________ 20__, to the addresses listed in the Notice. Such request for exclusion shall clearly indicate the name and address and phone number and e-mail contact information (if any) of the Person seeking exclusion, state that the sender specifically requests to be excluded from the Settlement Class, and must be signed by such person. Such Persons requesting exclusion are also required to specify all their purchases and sales of IsoRay common stock during the Class Period, including the date, number of shares and price of the shares purchased or sold and include account documentation substantiating such purchases and sales. The request for exclusion shall not be effective unless it provides the required information, is legible, and is made within the time stated above, or the exclusion is otherwise accepted by the Court. Plaintiffs’ Counsel may contact any person or entity filing a request for exclusion, or their attorney if one is designated, to discuss the exclusion.

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20.      Settlement Class Members requesting exclusion from the Settlement Class shall not be entitled to receive any payment out of the Net Settlement Fund.

21.      The Court will consider objections to the Settlement, the Plan of Allocation, or the application for attorneys’ fees and expenses and any payment to Lead Plaintiff, only if such objections and any supporting papers are served to be received at least twenty (20) calendar days prior to the Final Settlement Hearing, upon each of the following:

PLAINTIFFS’ COUNSEL:

Phillip Kim

THE ROSEN LAW FIRM, P.A.

275 Madison Avenue 34th Floor

New York, NY 10016

-or-

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Matthew M. Guiney

WOLF HALDENSTEIN ADLER FREEMAN & HERZ LLP

270 Madison Avenue

New York, NY 10016

DEFENDANTS’ COUNSEL:

Gregory L. Watts

WILSON SONSINI GOODRICH & ROSATI, P.C.

701 Fifth Avenue, Suite 5100

Seattle, WA 98104-7036

and the objector has (by that same date) filed said objections, papers and briefs, showing due proof of service upon counsel identified above, with the Clerk of the Court, U.S. District Court, Eastern District of Washington, P.O. Box 2706, Yakima, WA 98907. Attendance at the Final Settlement Hearing is not necessary but persons wishing to be heard orally in support of or opposition to the Settlement, the Plan of Allocation, and/or the application for attorneys’ fees and expenses or award to Lead Plaintiffs are required to indicate in their written objection or in a separate writing that is submitted in accordance with the deadline (and if to contest the Settlement, after instruction pertinent to the submission of a written objection), that they intend to appear at the Final Settlement Hearing and identify any witnesses they may call to testify or exhibits they intend to introduce into evidence at the Final Settlement Hearing. Settlement Class Members do not need to appear at the Final Settlement Hearing or take any other action to indicate their approval.

22.      Any Settlement Class Member who does not object in the manner prescribed above shall be deemed to have waived all such objections and shall forever be foreclosed from making any objection to the fairness, adequacy or reasonableness of the Settlement, the Order and Final Judgment to be entered approving the Settlement, the Plan of Allocation, or the application for an award of attorneys’ fees and expenses and award to Plaintiffs.

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23.      The Court reserves the right to adjourn the Final Settlement Hearing or any adjournment thereof without any further notice other than entry of an Order on the Court’s docket, and to approve the Settlement without further notice to the Settlement Class.

24.      All papers in support of the Settlement, the Plan of Allocation and any application for attorneys’ fees or expenses or award to Lead Plaintiffs shall be filed and served thirty-five (35) calendar days before the Final Settlement Hearing.

25.      Any submissions filed in response to any objections or in further support of the Settlement, the Plan of Allocation and any application for attorneys’ fees or expenses or a payment to Lead Plaintiffs shall be filed no later than fourteen (14) calendar days prior to the Final Settlement Hearing.

26.      Pending final determination of whether the Settlement should be approved, all Settlement Class Members, and each of them, and anyone acting or purporting to act for any of them, shall be enjoined from prosecuting, attempting to prosecute, or assisting others in the prosecution of, any Released Claims. In addition, the Litigation is stayed.

27.      In the event the Settlement is not consummated pursuant to its terms, the Stipulation, except as otherwise provided therein, including any amendment(s) thereto, and this Order, shall be null and void, of no further force or effect, and without prejudice to any Settling Party, and may not be introduced as evidence or referred to in any action or proceedings by any person or entity, and each party shall be restored to his, her or its respective position as it existed before September 14, 2016, pursuant to the terms of the Stipulation.

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28.      The Court retains exclusive jurisdiction over the action to consider all further matters arising out of, or relating to, the Settlement, including by way of illustration and not limitation, any dispute concerning any Proof of Claim filed by any Settlement Class Member and any future requests by one or more of the Parties that the Order and Final Judgment, the release and/or the permanent injunction set forth in the Stipulation be enforced.

IT IS SO ORDERED.

Dated: ______________, 2016

HON. LONNY R. SUKO
UNITED STATES DISTRICT JUDGE

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Exhibit A-1

UNITED STATES DISTRICT COURT

EASTERN DISTRICT OF WASHINGTON

AT RICHLAND

In re IsoRay, Inc. Securities Litigation	Master File No. 4:15-cv-5046-LRS

NOTICE OF PENDENCY AND

PROPOSED SETTLEMENT OF CLASS ACTION

If you purchased the common stock (“Stock”) of IsoRay Inc. (“IsoRay” or the “Company”) between May 20, 2015 and May 21, 2015, inclusive (“Class Period”), you could get a payment from a class action settlement (the “Settlement”).

A federal court has authorized this notice. This is not a solicitation from a lawyer.

•	If approved by the Court, the Settlement will provide $3,537,500 plus interest (the “Settlement Amount”), to pay claims of investors who purchased IsoRay Stock during the period between May 20, 2015 and May 21, 2015, inclusive, and were damaged thereby.

•	The Settlement represents an average recovery of $0.065 per share of IsoRay Stock for the 54.7 million shares outstanding during the Class Period. A share may have been traded more than once during the Class Period. This estimate solely reflects the average recovery per outstanding share of IsoRay Stock. The indicated average recovery per share will be the total average recovery for all purchasers of that share. This is not an estimate of the actual recovery per share you should expect. Your actual recovery will depend on the aggregate losses of all Class Members, the date(s) you purchased and sold IsoRay Stock, and the total number and amount of claims filed.

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•	Attorneys for Lead Plaintiffs (“Plaintiffs’ Counsel”) intend to ask the Court to award them fees of up to $1,061,250 or thirty percent (30%) of the Settlement Amount, reimbursement of litigation expenses of no more than $50,000, and an award to the Lead Plaintiffs for reimbursement of reasonable costs and expenses (including lost wages) directly relating to their representation of the Class, collectively not to exceed $15,000. If approved by the Court, these amounts will be paid from the Settlement Fund.

•	If the above amounts are requested and approved by the Court, the average cost per share of common stock will be approximately $0.02 per share, making the estimated recovery per share after fees and expenses approximately $0.045. This estimate is based on the assumptions set forth in the preceding paragraph. Your actual recovery, if any, will vary depending on your purchase price and sales price, and the number and amount of claims filed.

•	The Settlement resolves the lawsuit concerning whether IsoRay and its Chief Executive Officer made false and misleading statements, in violation of federal securities laws, based upon the allegations set forth in the Amended Complaint (“Complaint”), including that IsoRay allegedly misrepresented the findings of a study on the use of IsoRay’s product in treating lung cancer.

•	Your legal rights will be affected whether you act or do not act. If you do not act, you may permanently forfeit your right to recover on this claim. Therefore, you should read this notice carefully.

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YOUR LEGAL RIGHTS AND OPTIONS IN THIS SETTLEMENT

SUBMIT A CLAIM FORM NO LATER THAN _____________ ___, 2016	The only way to get a payment.
EXCLUDE YOURSELF NO LATER THAN _____________ ___, 2016	Get no payment. This is the only option that allows you to be part of any other lawsuit against the Defendants about the legal claims in this case.
OBJECT NO LATER THAN _____________ ___, 2016	Write to the Court about why you do not like the settlement.
GO TO A HEARING ON _____________ ___, 2016	You may ask to speak in Court about the fairness of the Settlement.
DO NOTHING	Get no payment. Give up rights.

INQUIRIES

Please do not contact the Court regarding this notice. All inquiries concerning this Notice, the Proof of Claim form, or any other questions by Class Members should be directed to:

IsoRay Inc. Litigation c/o Strategic Claims Services P.O. Box 230 600 N. Jackson St., Ste. 3 Media, PA 19063 Tel.: 866-274-4004 Fax: 610-565-7985 info@strategicclaims.net	or

Phillip Kim, Esq.

THE ROSEN LAW FIRM, P.A.

275 Madison Avenue, 34th Floor

New York, New York 10016

Tel.: 212-686-1060

Fax: 212-202-3827

pkim@rosenlegal.com

-and-

Matthew M. Guiney, Esq.

WOLF HALDENSTEIN ADLER

FREEMAN & HERZ LLP

270 Madison Avenue

New York, New York 10016

Telephone: (212) 545-4600

Facsimile: (212) 545-4653

Email: Guiney@whafh.com

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COMMON QUESTIONS AND ANSWERS CONCERNING THE SETTLEMENT

1.	Why did I get this Notice?

You or someone in your family may have acquired IsoRay Stock during the Class Period.

2.	What is this lawsuit about?

The case is known as In re IsoRay, Inc. Securities Litigation, Case No. 15-cv-5046-LRS-(the “Action”), and the court in charge of the case is the United States District Court for the Eastern District of Washington (the “Court”).

The Action involves whether Defendants violated the federal securities laws because the Company allegedly made false and misleading statements to the investing public as set out in the Complaint, including that Defendants allegedly misrepresented the findings of a study on the use of IsoRay’s product in treating lung cancer. Defendants deny they did anything wrong. The Settlement resolves all of the claims in the Class Action against Defendants.

3.	Why is this a class action?

In a class action, one or more persons and/or entities, called Lead Plaintiffs, sue on behalf of all persons and/or entities who have similar claims. All of these persons and/or entities are referred to collectively as a Class, and these individual persons and/or entities are known as Class Members. One court resolves all of the issues for all Class Members, except for those Class Members who validly exclude themselves from the Class.

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4.	Why is there a Settlement?

Lead Plaintiffs and Defendants do not agree regarding the merits of Lead Plaintiffs’ allegations with respect to liability or the average amount of damages per share that would be recoverable if Lead Plaintiffs were to prevail at trial on each claim. The issues on which the Lead Plaintiffs and Defendants disagree include: (1) whether Defendants made materially false and misleading statements; (2) whether Defendants made these statements with the intent to defraud the investing public; (3) whether the statements were the cause of the Class Members’ alleged damages; and (4) the amount of damages, if any, suffered by the Class Members.

This matter has not gone to trial and the Court has not decided in favor of either Lead Plaintiffs or Defendants. Instead, Lead Plaintiffs and Defendants have agreed to settle the Action. The Lead Plaintiffs and Plaintiffs’ Counsel believe the settlement is best for all Class Members because of the risks associated with continued litigation and the nature of the defenses raised by Defendants. Even if Lead Plaintiffs win at trial, and also withstand Defendants’ inevitable challenge on appeal, Lead Plaintiffs might not be able to collect some, or all, of the judgment.

5.	How do I know if I am part of the Class settlement?

To be a Class Member, you must have purchased IsoRay Stock during the period between May 20, 2015 and May 21, 2015, inclusive.

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6.	Are there exceptions to being included?

Yes. Excluded from the Settlement Class are (i) persons who suffered no compensable losses; (ii) persons who validly exclude themselves from the Class, as described below; (iii) Defendants and any entity in which Defendants have a controlling interest, and the officers, directors, affiliates, legal representatives, immediate family members, heirs, successors, subsidiaries and/or assigns of any such individual or entity in their capacity as such.

7.	What does the Settlement provide?

(a)	What is the Settlement Fund?

The proposed Settlement calls for the creation of a Settlement Fund (the “Settlement Fund”) in the amount of $3,537,500. The Settlement is subject to Court approval. Also, subject to the Court’s approval, a portion of the Settlement Fund will be used to pay Plaintiffs’ Counsel’s attorneys’ fees and reasonable litigation expenses and any award to Lead Plaintiffs for reimbursement of reasonable costs and expenses (including lost wages) directly relating to their representation of the Class. A portion of the Settlement Fund also will be used to pay taxes due on interest earned by the Settlement Fund, if necessary, and any notice and claims administration expenses permitted by the Court. After the foregoing deductions from the Settlement Fund have been made, the amount remaining (the “Net Settlement Fund”) will be distributed to Class Members who submit valid claims.

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(b)	What can I expect to receive under the proposed Settlement?

Your share of the Net Settlement Fund will or may depend on: (i) the number of claims filed; (ii) the dates you purchased and sold IsoRay Stock; (iii) the prices of your purchases and sales; (iv) the amount of administrative costs, including the costs of notice; and (v) the amount awarded by the Court to Lead Plaintiffs and their counsel for attorneys’ fees, costs, and expenses.

The Claims Administrator will determine each Class Member’s pro rata share of the Net Settlement Fund based upon each Class Member’s valid “Recognized Claim.” The Recognized Claim formula is not intended to be an estimate of the amount that a Class Member might have been able to recover after a trial; it also is not an estimate of the amount that will be paid to Class Members pursuant to the Settlement. The Recognized Claim formula is the basis upon which the Net Settlement Fund will be proportionately allocated to the Class Members with valid claims.

The Net Settlement Fund will be distributed to Class Members who submit valid, timely claim forms (“Authorized Claimants”) under the below Plan of Allocation, which reflects Lead Plaintiffs’ contention that because of the alleged misrepresentations and omissions made by Defendants, the price of IsoRay Stock was artificially inflated during the Class Period and that disclosure of the true facts caused changes in the inflated stock price.

The Recognized Claim of each Authorized Claimant shall be calculated according to the following formula:

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PROPOSED PLAN OF ALLOCATION

The Plan of Allocation is a matter separate and apart from the proposed Settlement, and any decision by the Court concerning the Plan of Allocation shall not affect the validity or finality of the proposed Settlement. The Court may approve the Plan of Allocation with or without modifications agreed to among the Parties, or another plan of allocation, without further notice to Class Members. Any orders regarding a modification of the Plan of Allocation will be posted to the Claims Administrator’s website, www.strategicclaims.net.

The Claims Administrator shall determine each Authorized Claimant’s pro rata share of the Net Settlement Fund based upon each Authorized Claimant’s Recognized Claim. Please Note: The Recognized Claim formula, set forth below, is not intended to be an estimate of the amount of what a Settlement Class Member might have been able to recover after a trial, nor is it an estimate of the amount that will be paid to Authorized Claimants pursuant to the Settlement. The Recognized Claim formula is the basis upon which the Net Settlement Fund will be proportionately allocated to the Authorized Claimants. To the extent there are sufficient funds in the Net Settlement Fund, each Authorized Claimant will receive an amount equal to the Authorized Claimant’s Recognized Claim. If, however, the amount in the Net Settlement Fund is not sufficient to permit payment of the total Recognized Claim of each Authorized Claimant, then each Authorized Claimant shall be paid the percentage of the Net Settlement Fund that each Authorized Claimant’s Recognized Claim bears to the total Recognized Claims of all Authorized Claimants (i.e., “pro rata share”). Payment in this manner shall be deemed conclusive against all Authorized Claimants. No distribution will be made on a claim where the potential distribution amount is less than ten dollars ($10.00) in cash.

If any funds remain in the Net Settlement Fund by reason of uncashed checks, or otherwise, after the Claims Administrator has made reasonable and diligent efforts to have Authorized Claimants who are entitled to participate in the distribution of the Net Settlement Fund cash their distribution checks, then any balance remaining in the Net Settlement Fund six (6) months after the initial distribution of such funds shall be used: (i) first, to pay any amounts mistakenly omitted from the initial distribution to Authorized Claimants or to pay any late, but otherwise valid and fully documented claims received after the cut-off date used to make the initial distribution, provided that such distributions to any late post-distribution claimants meet all of the other criteria for inclusion in the initial distribution, including the $10.00 minimum check amount set forth in the Notice; (ii) second, to pay any additional Administrative Costs incurred in administering the Settlement; and (iii) finally, to make a second distribution to Authorized Claimants who cashed their checks from the initial distribution and who would receive at least $10.00 from such second distribution, after payment of the estimated costs or fees to be incurred in administering the Net Settlement Fund and in making this second distribution, if such second distribution is economically feasible. If six (6) months after such second distribution, if undertaken, or if such second distribution is not undertaken, any funds shall remain in the Net Settlement Fund after the Claims Administrator has made reasonable and diligent efforts to have Authorized Claimants who are entitled to participate in this Settlement cash their checks, any funds remaining in the Net Settlement Fund shall be donated to a non-profit charitable organization(s) selected by Lead Counsel.

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THE BASIS FOR CALCULATING YOUR RECOGNIZED CLAIM:

Each Authorized Claimant shall be allocated a pro rata share of the Net Settlement Fund based on his, her or its Recognized Claim as compared to the total Recognized Claims of all Authorized Claimants.

Recognized Claim Calculation of Common Stock Purchased During the Class Period:

1)	For shares of common stock purchased on May 20, 2015:

a.	For shares retained at the end of trading on August 19, 2015, the Recognized Claim shall be the lesser of:
(1)	$1.28 per share; or
(2)	the difference between the purchase price per share and $1.52 per share.1

b.	For shares sold on May 20, 2015 the Recognized Claim shall be zero.

c.	For shares sold on May 21, 2015, the Recognized Claim shall be the lesser of:
(1)	$1.10 per share; or
(2)	the difference between the purchase price per share and sale price per share.

d.	For shares sold between May 22, 2015 and August 19, 2015, inclusive, the Recognized Claim shall be the lesser of:
(1)	$1.28 per share; or
(2)	the difference between the purchase price per share and the average closing stock price as of date of sale provided in Table A below.

2)	For shares of common stock purchased on May 21, 2015:

a.	For shares retained at the end of trading on August 19, 2015, the Recognized Claim shall be the lesser of:
(1)	$1.28 per share; or

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(2)	the difference between the purchase price per share and $1.52 per share.[1]

b.	For shares sold on May 21, 2015 the Recognized Claim shall be the lessor of:
(1)	$1.28 per share; or
(2)	the difference between the purchase price per share and sale price per share.

c.	For shares sold between May 22, 2015 and August 19, 2015, inclusive, the Recognized Claim shall be the lesser of:
(1)	$1.28 per share; or
(2)	the difference between the purchase price per share and the average closing stock price as of date of sale provided in Table A below.

For purposes of calculating your Recognized Claim, the date of purchase, acquisition or sale is the “contract” or “trade” date and not the “settlement” or “payment” date. The receipt or grant by gift, inheritance or operation of law of IsoRay Stock shall not be deemed a purchase, acquisition or sale of IsoRay Stock for the calculation of an Authorized Claimant’s Recognized Claim.

For purposes of calculating your Recognized Claim, all purchases, acquisitions and sales shall be matched on a First In First Out (“FIFO”) basis in chronological order. Therefore, on the Proof of Claim enclosed with this Notice, you must provide all of your purchases, acquisitions and sales of IsoRay Stock during the time period from May 20, 2015 and August 19, 2015.

Payment pursuant to the Plan of Allocation approved by the Court shall be conclusive against all Authorized Claimants. No person shall have any claim against Defendants, Defendants’ counsel, Plaintiff, Plaintiff’s Counsel or the Claims Administrator or other agent designated by Plaintiff’s Counsel based on the distributions made substantially in accordance with the Stipulation and the Settlement contained therein, the Plan of Allocation, or further orders of the Court. Each claimant shall be deemed to have submitted to the jurisdiction of the Court with respect to the claimant’s Proof of Claim Form. All persons involved in the review, verification, calculation, tabulation, or any other aspect of the processing of the claims submitted in connection with the Settlement, or otherwise involved in the administration or taxation of the Settlement Fund or the Net Settlement Fund shall be released and discharged from any and all claims arising out of such involvement, and all Class Members, whether or not they are to receive payment from the Net Settlement Fund, will be barred from making any further claim against the Net Settlement Fund beyond the amount allocated to them as provided in any distribution orders entered by the Court.

1 Pursuant to Section 21(D)(e)(1) of the Private Securities Litigation Reform Act of 1995, “in any private action arising under this title in which the plaintiff seeks to establish damages by reference to the market price of a security, the award of damages to the plaintiff shall not exceed the difference between the purchase or sale price paid or received, as appropriate, by the plaintiff for the subject security and the mean trading price of that security during the 90-day period beginning on the date on which the information correcting the misstatement or omission that is the basis for the action is disseminated.” $1.52 per share was the mean (average) daily closing trading price of IsoRay’s common stock during the 90-day period beginning on May 22, 2015 and ending on August 19, 2015.

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Are there any further limitations on the amount I may receive?

(i)	Transactions during the Class Period resulting in a gain shall be netted against the Class Member’s transactions resulting in a loss to arrive at the Recognized Claim.

(ii)	Any Class members whose collective transactions in IsoRay Stock during the Class Period resulted in a net gain shall not be entitled to share in the Net Settlement Fund.

(iii)	The purchase and sale prices exclude any brokerage commissions, transfer taxes or other fees. The covering purchase of a short sale is not an eligible purchase. Gifts and transfers are not eligible purchases.

Table A

Date	Closing Price	Average Closing Price	Date	Closing Price	Average Closing Price

5/26/2015	$1.94	$1.89	7/9/2015	$1.40	$1.58
5/27/2015	$1.87	$1.88	7/10/2015	$1.42	$1.57
5/28/2015	$1.92	$1.89	7/13/2015	$1.38	$1.57
5/29/2015	$1.80	$1.87	7/14/2015	$1.43	$1.57
6/1/2015	$1.68	$1.84	7/15/2015	$1.40	$1.56
6/2/2015	$1.64	$1.81	7/16/2015	$1.42	$1.56
6/3/2015	$1.69	$1.80	7/17/2015	$1.47	$1.55
6/4/2015	$1.57	$1.77	7/20/2015	$1.42	$1.55
6/5/2015	$1.59	$1.75	7/21/2015	$1.44	$1.55
6/8/2015	$1.55	$1.74	7/22/2015	$1.40	$1.55
6/9/2015	$1.50	$1.72	7/23/2015	$1.41	$1.54
6/10/2015	$1.55	$1.70	7/24/2015	$1.39	$1.54
6/11/2015	$1.56	$1.69	7/27/2015	$1.38	$1.54
6/12/2015	$1.53	$1.68	7/28/2015	$1.39	$1.53
6/15/2015	$1.50	$1.67	7/29/2015	$1.40	$1.53

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Date	Closing Price	Average Closing Price	Date	Closing Price	Average Closing Price

6/16/2015	$1.52	$1.66	7/30/2015	$1.38	$1.53
6/17/2015	$1.48	$1.65	7/31/2015	$1.39	$1.52
6/18/2015	$1.47	$1.64	8/3/2015	$1.38	$1.52
6/19/2015	$1.60	$1.64	8/4/2015	$1.55	$1.52
6/22/2015	$1.51	$1.63	8/5/2015	$1.57	$1.52
6/23/2015	$1.57	$1.63	8/6/2015	$1.44	$1.52
6/24/2015	$1.56	$1.63	8/7/2015	$1.42	$1.52
6/25/2015	$1.54	$1.62	8/10/2015	$1.47	$1.52
6/26/2015	$1.52	$1.62	8/11/2015	$1.44	$1.52
6/29/2015	$1.50	$1.62	8/12/2015	$1.46	$1.52
6/30/2015	$1.48	$1.61	8/13/2015	$1.52	$1.52
7/1/2015	$1.47	$1.61	8/14/2015	$1.52	$1.52
7/2/2015	$1.51	$1.60	8/17/2015	$1.54	$1.52
7/6/2015	$1.46	$1.60	8/18/2015	$1.51	$1.52
7/7/2015	$1.43	$1.59	8/19/2015	$1.49	$1.52

(c)

8.	How can I get a payment?

To qualify for a payment, you must send in a form entitled “Proof of Claim and Release.” This form is attached to this Notice. You may also obtain this form on the Internet at www.strategicclaims.net. Read the instructions carefully, fill out the form, sign it in the location indicated, and mail the form together with all documentation requested in the form, postmarked no later than _________ ____, 2016, to:

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IsoRay Inc. Litigation

c/o Strategic Claims Services

P.O. Box 230

600 N. Jackson St., Ste. 3

Media, PA 19063

Tel.: 866-274-4004

Fax: 610-565-7985

info@strategicclaims.net

The Claims Administrator will process your claim and determine whether you are an “Authorized Claimant.”

9.	What am I giving up to get a payment or stay in the Class?

Unless you validly exclude yourself, you will remain in the Class. That means that if the Settlement is approved, you and all Class Members will release (agreeing never to sue, continue to sue, or be part of any other lawsuit) the Released Claims (as defined below) against the “Released Persons” defined as (i) Defendants and their Related Persons, i.e. each of a Defendant’s past, present or future parents, subsidiaries and affiliates, and their respective directors, officers, employees, partners, members, principals, agents, underwriters, insurers, co-insurers, reinsurers, controlling shareholders, attorneys, accountants or auditors, financial or investment advisors or consultants, banks or investment bankers, personal or legal representatives, predecessors, successors, assigns, spouses, marital communities, heirs, related or affiliated entities, any entity in which a Defendant has a controlling interest, any member of an individual defendant’s immediate family, or any trust of which any individual defendant is the settler or which is for the benefit of any Defendant and/or member(s) of his family.

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“Released Claims” or “Release of Claims” means any and all Claims, including Unknown Claims, that have been, could have been, or in the future can or might be asserted in any federal, state or foreign court, tribunal, forum or proceeding by on or behalf of any of the Releasing Parties against any one or more of the Released Persons, whether any such Released Persons were named, served with process, or appeared in the Action, which directly or indirectly arise out of or relate to (i) the subject matter of the Action or any of the claims asserted in the Action, (ii) the facts, events, transactions, acts, occurrences, statements, representations, misrepresentations, or omissions which were or could have been asserted in this Action, including but not limited to any Claim for fraud, deceit, negligence, or violations of federal securities laws and the rules promulgated thereunder, (iii) the purchase or sale of IsoRay common stock by any of the Releasing Parties during the Class Period, and/or (iv) any claims in connection with, based upon, arising out of, or relating to the Settlement (but excluding any claims to enforce the terms of the Settlement).

If you sign the claim form, you are agreeing to release your claims against Released Persons, which will bar you from ever filing a lawsuit that could have been brought under any of the Released Claims. That means you will accept a share in the Net Settlement Fund as sole compensation for any losses you have suffered in the acquisition and sale of IsoRay Stock during the Class Period.

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Further detail and information about what you are agreeing to and giving up is detailed in the Stipulation of Settlement which is available at www.strategicclaims.net.

10.	How do I get out of the Settlement?

If you do not want to receive a payment from this Settlement, and you want to keep any right you may have to sue or continue to sue Defendants on your own based on the legal claims raised in this Class Action, then you must take steps to get out of the Settlement. This is called excluding yourself from – or “opting out” of – the Settlement. To validly exclude yourself from the Settlement, you must mail a letter stating you want to be excluded as a Class Member from In re IsoRay, Inc. Securities Litigation, Case No. 15-CV-5046-LRS. You must include your name, address, telephone number, email contact information (if any) and your signature, along with an accurate list of all of your purchases and sales of IsoRay common stock during the Class Period, including the date, number of shares and price of the shares purchased or sold and supporting account documentation. You must mail your exclusion request, postmarked no later than ________ ____, 2016 to:

IsoRay Inc. Litigation

c/o Strategic Claims Services

P.O. Box 230

600 N. Jackson St., Ste. 3

Media, PA 19063

You cannot exclude yourself by telephone or by e-mail. If you ask to be excluded, you will not receive a settlement payment, and you cannot object to the Settlement. If you ask to be excluded in conformity with this Notice, you will not be legally bound by anything that happens in this Action.

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11.	If I do not exclude myself, can I sue Defendants for the same thing later?

No. Unless you exclude yourself, you give up any right to sue Defendants for the claims that this Settlement resolves, or the Released Claims as defined above. If you have a pending lawsuit, speak to your lawyer in that case immediately, since you may have to exclude yourself from this Class to continue your own lawsuit.

12.	Do I have a lawyer in this case?

The Court has appointed The Rosen Law Firm, P.A. and Wolf Haldenstein Adler Freeman & Herz LLP as plaintiffs’ counsel to represent the Class Members for the purposes of this settlement (“Plaintiffs’ Counsel”). You have the option to retain your own separate counsel at your own cost and expense. You need not retain your own separate counsel to opt-out, object, submit a Proof of Claim, or appear at the Settlement Hearing.

13.	How will the lawyers be paid?

Plaintiffs’ Counsel have expended considerable time litigating this action on a contingent fee basis, and have paid for the expenses of the litigation themselves and have not been paid any attorneys’ fees in advance of this Settlement. Plaintiffs’ Counsel have done so with the expectation that if they are successful in recovering money for the Class, they will receive attorneys’ fees and be reimbursed for their litigation expenses from the Settlement Fund, as is customary in this type of litigation. Plaintiffs’ Counsel will not receive attorneys’ fees or be reimbursed for their litigation expenses except from the Settlement Fund. Therefore, Plaintiffs’ Counsel will file a motion asking the Court at the Settlement Hearing to make an award of attorneys’ fees in an amount not to exceed 30% of the Settlement Fund and for reimbursement of reasonable litigation expenses not to exceed $50,000, and an award to Lead Plaintiffs for reimbursement of reasonable costs and expenses (including lost wages) directly relating to their representation of the Class, in an amount collectively not to exceed $15,000. The Court may award less than these amounts. Any amounts awarded by the Court will come out of the Settlement Fund.

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14.	How do I tell the Court that I do not like the Settlement?

You can tell the Court you do not agree with the Settlement, any part of the Settlement, or Plaintiffs’ Counsel’s motion for attorneys’ fees, and that you think the Court should not approve the Settlement, by mailing a letter stating that you object to the Settlement in the matter of In re IsoRay, Inc. Securities Litigation, Case No. 15-CV-5046-LRS. Be sure to include your name, address, telephone number, your signature, a list of your purchases and sales of IsoRay common stock during the Class Period, including the date, number of shares and price of the shares purchased or sold in order to show your membership in the Class, and all of the reasons you object to the Settlement. Be sure to mail the objections to each of the places listed below, such that they are received no later than _______ ___, 2016, so the Court will consider your views:

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Clerk of the Court United States District Court Eastern District of Washington P.O. Box 2706, Yakima, Washington 98907

Plaintiffs’ Counsel:

Phillip Kim

THE ROSEN LAW

FIRM, P.A.

275 Madison Avenue

34th Floor

New York, NY 10016

-or-

Matthew M. Guiney

WOLF HALDENSTEIN
ADLER FREEMAN &

HERZ LLP

270 Madison Avenue

New York, NY 10016

Defendants’ Counsel: Gregory L. Watts WILSON SONSINI GOODRICH & ROSATI, P.C. 701 Fifth Avenue, Suite 5100 Seattle, WA 98104-7036

Attendance at the Final Settlement Hearing is not necessary but persons wishing to be heard orally regarding the Settlement, the Plan of Allocation, and/or the application for attorneys’ fees and expenses or award to Lead Plaintiffs are required to indicate in their written objection (or in a separate writing that is submitted in accordance with the deadline and after instruction pertinent to the submission of a written objection) that they intend to appear at the Settlement Hearing and identify any witnesses they may call to testify or exhibits they intend to introduce into evidence at the Final Settlement Hearing.

15.	What is the difference between objecting and requesting exclusion?

Objecting is simply telling the Court you do not like something about the Settlement. You can object only if you stay in the Class. Requesting exclusion is telling the Court you do not want to be part of the Class and Settlement. If you exclude yourself, you cannot object to the Settlement because it no longer concerns you. If you stay in the Class and object, but your objection is overruled, you will not be allowed a second opportunity to exclude yourself and you will be bound by any order issued by the Court.

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16.	When and where will the Court decide whether to approve the Settlement?

The Court will hold a Final Settlement Hearing on ___________ ___, 2016 at _ _: _ _, _.m., at the United States District Court, Eastern District of Washington, 25 South 3rd Street, Room 201, Yakima Washington, 98097.

At this hearing, the Court will consider whether the Settlement is fair, reasonable, and adequate and whether to approve the Settlement. If there are objections, the Court will consider them, and the Court will listen to people who have asked to speak at the hearing. The Court may also decide how much to award Plaintiffs’ Counsel for attorneys’ fees and expenses or Lead Plaintiffs for their reasonable costs and expenses (including lost wages) directly relating to their representation of the Class.

17.	Do I have to come to the hearing?

No. Plaintiffs’ Counsel will answer any questions the Court may have. However, you are welcome to attend at your own expense. If you send an objection, you do not have to come to Court to talk about it. As long as you mail your written objection on time, the Court will consider it.

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18.	What happens if I do nothing at all?

If you do nothing, you will not receive a payment from the Settlement. However, unless you validly exclude yourself, you will not be able to start a lawsuit, continue with a lawsuit, or be part of any other lawsuit against Defendants about the claims made in this case ever again.

DATED: ____________ __, 2016	BY ORDER OF THE UNITED STATES DISTRICT COURT FOR THE EASTERN DISTRICT OF WASHINGTON

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Exhibit A-2

UNITED STATES DISTRICT COURT

EASTERN DISTRICT OF WASHINGTON

AT RICHLAND

In re IsoRay, Inc. Securities Litigation	Master File No. 4:15-cv-5046-LRS

SUMMARY NOTICE OF PENDENCY

AND PROPOSED SETTELEMENT OF CLASS ACTION

TO:	ALL PERSONS WHO PURCHASED ISORAY, INC. COMMON STOCK BETWEEN MAY 20, 2015 AND MAY 21, 2015, INCLUSIVE

YOU ARE HEREBY NOTIFIED, pursuant to an Order of the United States District Court for the Eastern District of Washington, , that a hearing will be held on ____________ _____, 2016 at __:__ _.m. before the Honorable Lonny R. Suko, United States District Judge of the Eastern District of Washington, 25 South 3rd Street, Room 201, Yakima, Washington 98097 (the “Settlement Hearing”) for the purpose of determining: (1) whether the proposed Settlement consisting of the sum of $3,537,500 in cash should be approved by the Court as fair, reasonable, and adequate; (2) whether the proposed plan to distribute the settlement proceeds is fair, reasonable, and adequate; (3) whether the application for an award of attorneys’ fees of no more than 30% of the settlement amount (or $1,061,250) and reimbursement of expenses of no more than $50,000 and a reimbursement award of reasonable costs and expenses (including lost wages) directly relating to their representation of the Class of no more than $15,000 collectively to all Lead Plaintiffs, should be approved; and (4) whether the Litigation should be dismissed with prejudice.

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If you purchased IsoRay common stock between May 20, 2015 and May 21, 2015, inclusive (the “Class Period”), your rights may be affected by the Settlement of this action. If you have not received a detailed Notice of Pendency and Proposed Settlement of Class Action and a copy of the Proof of Claim and Release, you may obtain copies by contacting the Claims Administrator at: IsoRay Inc. Litigation, c/o Strategic Claims Services, P.O. Box 230, 600 N. Jackson St., Ste. 3, Media, PA 19063, Telephone: (866) 274-4004, Facsimile: (610) 565-7985, info@strategicclaims.net, or going to the website www.strategicclaims.net. If you are a member of the Class, in order to share in the distribution of the Net Settlement Fund, you must submit a properly completed Proof of Claim and Release postmarked no later than __________ _____, 2016 to the Claims Administrator, establishing that you are entitled to recovery. Unless you submit a written exclusion request, you will be bound by any judgment rendered in the Litigation whether or not you make a claim. If you desire to be excluded from the Class, you must submit a request for exclusion postmarked no later than _________ _____, 2016, in the manner and form explained in the detailed Notice to the Claims Administrator.

Any objection to the Settlement, Plan of Allocation, or the Plaintiffs’ Counsel’s request for an award of attorneys’ fees and reimbursement of expenses must be in the manner and form explained in the detailed Notice and received no later than _______ __, 2016, to each of the following:

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Clerk of the Court

United States District Court

Eastern District of Washington

P.O. Box 2706,

Yakima, Washington 98907

Plaintiffs’ Counsel:

Phillip Kim

THE ROSEN LAW FIRM, P.A.

275 Madison Avenue 34th Floor

New York, NY 10016

-or-

Matthew M. Guiney

WOLF HALDENSTEIN ADLER FREEMAN & HERZ LLP

270 Madison Avenue

New York, NY 10016

Defendants’ Counsel:

Gregory L. Watts

WILSON SONSINI GOODRICH & ROSATI, P.C.

701 Fifth Avenue, Suite 5100

Seattle, WA 98104-7036

If you have any questions about the Settlement, you may call or write to Plaintiffs’ Counsel:

Phillip Kim

THE ROSEN LAW FIRM, P.A.

275 Madison Avenue 34th Floor

New York, NY 10016

pkim@rosenlegal.com

-or-

Matthew M. Guiney

WOLF HALDENSTEIN ADLER FREEMAN & HERZ LLP

270 Madison Avenue

New York, NY 10016

Guiney@whafh.com

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PLEASE DO NOT CONTACT THE COURT OR THE CLERK’S OFFICE REGARDING THIS NOTICE.

DATED: ____________ _____, 2016
BY ORDER OF THE UNITED STATES DISTRICT COURT FOR THE EASTERN DISTRICT OF WASHINGTON

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Exhibit A-3

PROOF OF CLAIM AND RELEASE FORM

Deadline for Submission:

If you purchased the common stock of IsoRay Inc. (“IsoRay”) during the period from May 20, 2015 through May 21, 2015, inclusive (the “Class Period”), you are a “Settlement Class Member” and you may be entitled to share in the settlement proceeds. (Excluded from the Settlement Class are Defendants and any entity in which the Defendants have a controlling interest, and the officers, directors, affiliates, legal representatives, immediate family members, heirs, successors, subsidiaries and/or assigns of any such individual or entity in their capacity as such.)

If you are a Settlement Class Member, you must complete and submit this form in order to be eligible for any settlement benefits.

You must complete and sign this Proof of Claim and Release Form and mail it by first class mail, postmarked no later than _______________, to Strategic Claims Services, the claims administrator, at the following address:

IsoRay Inc. Litigation

c/o Strategic Claims Services

600 N. Jackson St., Ste. 3

P.O. Box 230

Media, PA 19063

Tel.: 866-274-4004

Fax: 610-565-7985

info@strategicclaims.net

Your failure to submit your claim by ___________ will subject your claim to rejection and preclude you from receiving any money in connection with the settlement of this action. Do not mail or deliver your claim to the Court or to any of the parties or their counsel, as any such claim will be deemed not to have been submitted. Submit your claim only to the claims administrator. If you are a Settlement Class Member and do not submit a proper Proof of Claim and Release Form, you will not share in the Settlement, but you nevertheless will be bound by the Order and Final Judgment of the Court unless you exclude yourself.

Submission of a proof of claim does not assure that you will share in the proceeds of the settlement.

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CLAIMANT’S STATEMENT

1.	I (we) purchased the common stock of IsoRay Inc. (“IsoRay”) during the Class Period. (Do not submit this Proof of Claim and Release Form if you did not purchase IsoRay common stock during the Class Period.)

2.	By submitting this Proof of Claim and Release Form, I (we) state that I (we) believe in good faith that I am (we are) a Settlement Class Member(s) as defined above and in the Notice of Pendency and Proposed Settlement of Class Action (the “Notice”), or am (are) acting for such person(s); that I am (we are) not a Defendant in the Action or anyone excluded from the Settlement Class; that I (we) have read and understand the Notice; that I (we) believe that I am (we are) entitled to receive a share of the Net Settlement Fund, as defined in the Notice; that I (we) elect to participate in the proposed Settlement described in the Notice; and that I (we) have not filed a request for exclusion. (If you are acting in a representative capacity on behalf of a Settlement Class Member [e.g., as an executor, administrator, trustee, or other representative], you must submit evidence of your current authority to act on behalf of that Settlement Class Member. Such evidence would include, for example, letters testamentary, letters of administration, or a copy of the trust documents.)

3.	I (we) consent to the jurisdiction of the Court with respect to all questions concerning the validity of this Proof of Claim and Release Form. I (we) understand and agree that my (our) claim may be subject to investigation and discovery under the Federal Rules of Civil Procedure, provided that such investigation and discovery shall be limited to my (our) status as a Settlement Class Member(s) and the validity and amount of my (our) claim. No discovery shall be allowed on the merits of the Action or Settlement in connection with processing of the Proof of Claim and Release Form.

4.	I (we) have set forth where requested below all relevant information with respect to each purchase or acquisition of IsoRay common stock during the Class Period, and each sale, if any, of such common stock. I (we) agree to furnish additional information to the Claims Administrator to support this claim if requested to do so.

5.	I (we) have enclosed photocopies of the stockbroker’s confirmation slips, stockbroker’s statements, or other documents evidencing each purchase, acquisition, and sale of IsoRay common stock listed below in support of my (our) claim. (IF ANY SUCH DOCUMENTS ARE NOT IN YOUR POSSESSION, PLEASE OBTAIN A COPY OR EQUIVALENT DOCUMENTS FROM YOUR BROKER OR TAX ADVISOR BECAUSE THESE DOCUMENTS ARE NECESSARY TO PROVE AND PROCESS YOUR CLAIM.)

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6.	I (we) understand that the information contained in this Proof of Claim and Release Form is subject to such verification as the Claims Administrator may request or as the Court may direct, and I (we) agree to cooperate in any such verification. (The information requested herein is designed to provide the minimum amount of information necessary to process most simple claims. The Claims Administrator may request additional information as required to efficiently and reliably calculate your recognized loss. In some cases, the Claims Administrator may condition acceptance of the claim based upon the production of additional information, including, where applicable, information concerning transactions in any derivatives securities such as options.)

7.	Upon the occurrence of the Court’s approval of the Settlement, as detailed in the Notice, I (we) agree and acknowledge that my (our) signature(s) hereto shall effect and constitute a full and complete release, remise and discharge by me (us) and my (our) heirs, joint tenants, tenants in common, beneficiaries, executors, administrators, predecessors, successors, attorneys, insurers and assigns (or, if I am (we are) submitting this Proof of Claim and Release Form on behalf of a corporation, a partnership, estate or one or more other persons, by it, him, her or them, and by its, his, her or their heirs, executors, administrators, predecessors, successors, and assigns) of each of the “Released Parties” of all “Released Claims.”

8.	Upon the occurrence of the Court’s approval of the Settlement, as detailed in the Notice, I (we) agree and acknowledge that my (our) signature(s) hereto shall effect and constitute a covenant by me (us) and my (our) heirs, joint tenants, tenants in common, beneficiaries, executors, administrators, predecessors, successors, attorneys, insurers and assigns (or, if I am (we are) submitting this Proof of Claim and Release Form on behalf of a corporation, a partnership, estate or one or more other persons, by it, him, her or them, and by its, his, her or their heirs, executors, administrators, predecessors, successors, and assigns) to permanently refrain from prosecuting or attempting to prosecute any Released Claims against any of the Released Parties.

9.	“Released Parties” means Defendants and their Related Persons.

10.	“Released Claims” means any and all Claims, including Unknown Claims, that have been, could have been, or in the future can or might be asserted in any federal, state or foreign court, tribunal, forum or proceeding by on or behalf of any of the Releasing Parties against any one or more of the Released Parties, whether any such Released Parties were named, served with process, or appeared in the Action, which directly or indirectly arise out of or relate to (i) the subject matter of the Action or any of the claims asserted in the Action, (ii) the purchase or sale of IsoRay common stock by any of the Releasing Parties during the Class Period, and/or (iii) any claims in connection with, based upon, arising out of, or relating to the Settlement (but excluding any claims to enforce the terms of the Settlement).

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11.	“Unknown Claims” mean all claims, demands, rights, liabilities, and causes of action of every nature and description which any Settlement Class Member does not know or suspect to exist in his, her or its favor at the time of the release of the Released Parties which, if known by him, her or it, might have affected his, her or its settlement with and release of the Released Parties, or might have affected his, her or its decision not to opt-out or object to this Settlement. With respect to any and all Released Claims, the Settling Parties stipulate and agree that, upon the Effective Date, the Plaintiffs shall expressly waive, and each of the Settlement Class Members shall be deemed to have waived, and by operation of the Final Judgment shall have waived, the provisions, rights and benefits of California Civil Code § 1542, which provides: “A general release does not extend to claims which the creditor does Not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”

12.	I (we) acknowledge that I (we) may hereafter discover facts in addition to or different from those which I (we) now know or believe to be true with respect to the subject matter of the Released Claims, but expressly fully, finally and forever settle and release, any and all Released Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, which now exist, or heretofore have existed, upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct which is negligent, intentional, with or without malice, or a breach of fiduciary duty, law or rule, without regard to the subsequent discovery or existence of such different or additional facts.

13.	I (We) acknowledge that the inclusion of “Unknown Claims” in the definition of claims released pursuant to the Settlement Stipulation was separately bargained for and is a material element of the Settlement of which this release is a part.

14.	NOTICE REGARDING ELECTRONIC FILES: Certain claimants with large numbers of transactions may request, or may be requested, to submit information regarding their transactions in electronic files. All Claimants MUST submit a manually signed paper Proof of Claim and Release Form listing all their transactions whether or not they also submit electronic copies. If you wish to file your claim electronically, you must contact the Claims Administrator at info@strategicclaims.net or visit their website at www.strategicclaims.net to obtain the required file layout. No electronic files will be considered to have been properly submitted unless the Claims Administrator issues to the Claimant a written acknowledgment of receipt and acceptance of electronically submitted data.

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I.	CLAIMANT INFORMATION

Name:

Address:

City:	State:	ZIP:
Foreign Province:	Foreign Country:
Day Phone:	Evening Phone:
Email:
Social Security Number (for individuals):	OR	Taxpayer Identification Number (for estates, trusts, corporations, etc.):

II.	SCHEDULE OF TRANSACTIONS IN ISORAY COMMON STOCK

Beginning Holdings:

A.	State the total number of shares of IsoRay common stock held at the close of trading on May 19, 2015 (must be documented). If none, write “zero” or “0.”

Purchases/Acquisitions:

B.	Separately list each and every purchase of IsoRay common stock between May 20, 2015 and August 19, 2015, both dates inclusive, and provide the following information (must be documented):

Trade Date (List Chronologically) (Month/Day/Year)	Number of Shares Purchased/Acquired	Price per Share	Total Cost (Excluding Commissions, Taxes, and Fees)

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Sales:

C.	Separately list each and every sale of IsoRay common stock between May 20, 2015 and August 19, 2015, both dates inclusive, and provide the following information (must be documented):

Trade Date (List Chronologically) (Month/Day/Year)	Number of Shares Sold	Price per Share	Total Cost (Excluding Commissions, Taxes, and Fees)

Ending Holdings:

D.	State the total number of shares of IsoRay common stock held at the close of trading on August 19, 2015 (must be documented).

If additional space is needed, attach separate, numbered sheets, giving all required information, substantially in the same format, and print your name and Social Security or Taxpayer Identification number at the top of each sheet.

III.	SUBSTITUTE FORM W-9

Request for Taxpayer Identification Number:

Enter taxpayer identification number below for the Beneficial Owner(s). For most individuals, this is your Social Security Number. The Internal Revenue Service (“I.R.S.”) requires such taxpayer identification number. If you fail to provide this information, your claim may be rejected.

Social Security Number (for individuals):	or	Taxpayer Identification Number (for estates, trusts, corporations, etc.):

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IV.	CERTIFICATION

I (We) submit this Proof of Claim and Release Form under the terms of the Stipulation of Settlement described in the Notice. I (We) also submit to the jurisdiction of the United States District Court for the Eastern District of Washington, with respect to my (our) claim as a Settlement Class Member and for purposes of enforcing the release and covenant not to sue set forth herein. I (We) further acknowledge that I am (we are) bound by and subject to the terms of any judgment that may be entered in this Action. I (We) have not submitted any other claim covering the same purchases or sales of IsoRay common stock during the Class Period and know of no other Person having done so on my (our) behalf.

I (We) certify that I am (we are) NOT subject to backup withholding under the provisions of Section 3406 (a)(1)(c) of the Internal Revenue Code because: (a) I am (We are) exempt from backup withholding; or (b) I (We) have not been notified by the I.R.S. that I am (we are) subject to backup withholding as a result of a failure to report all interest or dividends; or (c) the I.R.S. has notified me (us) that I am (we are) no longer subject to backup withholding.

NOTE: If you have been notified by the I.R.S. that you are subject to backup withholding, please strike out the language that you are not subject to backup withholding in the certification above.

UNDER THE PENALTIES OF PERJURY UNDER THE LAWS OF THE UNITED STATES, I (WE) CERTIFY THAT ALL OF THE INFORMATION I (WE) PROVIDED ON THIS PROOF OF CLAIM AND RELEASE FORM IS TRUE, CORRECT AND COMPLETE.

Signature of Claimant (If this claim is being made on behalf of Joint Claimants, then each must sign):

(Signature)

(Signature)

(Capacity of person(s) signing, e.g. beneficial purchaser(s), executor, administrator, trustee, etc.)
☐ Check here if proof of authority to file is enclosed. (See Item 2 under Claimant’s Statement)

Date:

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THIS PROOF OF CLAIM AND RELEASE FORM MUST BE POSTMARKED NO LATER THAN _______________ AND MUST BE MAILED TO:

IsoRay Inc. Litigation

c/o Strategic Claims Services

600 N. Jackson St., Ste. 3

P.O. Box 230

Media, PA 19063

Tel.: 866-274-4004

Fax: 610-565-7985

info@strategicclaims.net

A Proof of Claim and Release Form received by the Claims Administrator shall be deemed to have been submitted when posted, if mailed by ____________ and if a postmark is indicated on the envelope and it is mailed first class and addressed in accordance with the above instructions. In all other cases, a Proof of Claim and Release Form shall be deemed to have been submitted when actually received by the Claims Administrator.

You should be aware that it will take a significant amount of time to process fully all of the Proof of Claim and Release Forms and to administer the Settlement. This work will be completed as promptly as time permits, given the need to investigate and tabulate each Proof of Claim and Release Form. Please notify the Claims Administrator of any change of address.

REMINDER CHECKLIST

o	Please be sure to sign this Proof of Claim and Release Form on page ____. If this Proof of Claim and Release Form is submitted on behalf of joint claimants, then both claimants must sign.

o	Please remember to attach supporting documents. Do NOT send any stock certificates. Keep copies of everything you submit.

o	Do NOT use highlighter on the Proof of Claim and Release Form or any supporting documents.

o	If you move or change your address, telephone number or email address, please submit the new information to the Claims Administrator, as well as any other information that will assist us in contacting you. NOTE: Failure to submit updated information to the Claims Administrator may result in the Claims Administrator’s inability to contact you regarding issues with your claim or delivery of payment to you.

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Exhibit B

UNITED STATES DISTRICT COURT

EASTERN DISTRICT OF WASHINGTON

AT RICHLAND

In re IsoRay, Inc. Securities Litigation	Master File No. 4:15-cv-5046-LRS [PROPOSED] ORDER AND FINAL JUDGMENT Hon. Lonny R. Suko

On the ____ day of __________________, 2016, a hearing having been held before this Court to determine: (1) whether the terms and conditions of the Stipulation of Settlement dated September 23, 2016 (the “Stipulation”) are fair, reasonable and adequate for the settlement of all claims asserted by (i) the Settlement Class against (ii) Defendants IsoRay, Inc. (“IsoRay”) (collectively, “Defendants”); and (2) whether to approve the proposed Plan of Allocation as a fair and reasonable method to allocate the Net Settlement Fund among Settlement Class Members; and

The Court having considered all matters submitted to it at the hearing and otherwise; and

It appearing that the Notice substantially in the form approved by the Court in the Court’s Order Preliminarily Approving Settlement and Providing For Notice (“Preliminary Approval Order”) was mailed to all reasonably identifiable Settlement Class Members; and

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It appearing that the Summary Notice substantially in the form approved by the Court in the Preliminary Approval Order was published in accordance with that Order and the specifications of the Court;

NOW, THEREFORE, IT IS HEREBY ORDERED, ADJUDGED AND DECREED THAT:

1.          All capitalized terms used herein have the same meanings as set forth and defined in the Stipulation.

2.          The Court has jurisdiction over the subject matter of the Litigation, Plaintiffs, all Settlement Class Members and Defendants to the Litigation, including all Settlement Class Members who did not file, pursuant to the Court’s Preliminary Approval Order dated ____________ __, 2016, a timely request for exclusion from the Settlement Class by the requisite deadline.

3.          The Court finds that the prerequisites for a class action under Rule 23(a) and (b)(3) of the Federal Rules of Civil Procedure have been satisfied in that: (a) the number of Settlement Class Members is so numerous that joinder of all members thereof is impracticable; (b) there are questions of law and fact common to the Settlement Class; (c) the claims of the Plaintiffs are typical of the claims of the Settlement Class they seek to represent; (d) Plaintiffs fairly and adequately represent the interests of the Settlement Class; (e) the questions of law and fact common to the members of the Settlement Class predominate over any questions affecting only individual members of the Settlement Class; and (f) a class action is superior to other available methods for the fair and efficient adjudication of this Litigation. The Settlement Class is being certified for settlement purposes only.

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4.          Pursuant to Rule 23(a) and (b)(3) of the Federal Rules of Civil Procedure, the Court hereby certifies as a Settlement Class Persons (including, without limitation, their beneficiaries) who purchased the publicly traded common stock of IsoRay between May 20, 2015 and May 21, 2015, inclusive, and were damaged thereby. Excluded from the Settlement Class are: (i) Persons who suffered no compensable losses (ii) Opt-Outs; and (iii) Defendants and any entity in which the Defendants have a controlling interest, and the officers, directors, affiliates, legal representatives, immediate family members, heirs, successors, subsidiaries and/or assigns of any such individual or entity in their capacity as such.

5.          Pursuant to Rule 23 of the Federal Rules of Civil Procedure, Lead and named Plaintiffs are certified as the class representatives on behalf of the Settlement Class and Plaintiffs’ Counsel previously selected by Lead Plaintiffs and appointed by the Court, is hereby appointed as Lead Counsel for the Settlement Class (or “Class Counsel”).

6.          The Court hereby finds that the forms and methods of notifying the Settlement Class of the terms and conditions of the Settlement met the requirements of due process and Rule 23 of the Federal Rules of Civil Procedure, Section 21D(a)(7) of the Exchange Act, 15 U.S.C. § 78u-4(a)(7), as amended by the Private Securities Litigation Reform Act of 1995; constituted the best notice practicable under the circumstances; and constituted due and sufficient notice to all persons and entities entitled thereto of these proceedings and the matters set forth herein, including the Settlement and Plan of Allocation, to all Persons entitled to such notice. No Settlement Class Member is relieved from the terms of the Settlement, including the releases provided for therein, based upon the contention or proof that such Settlement Class Member failed to receive actual or adequate notice. A full opportunity has been offered to the Settlement Class Members to object to the proposed Settlement and to participate in the hearing thereon. The Court further finds that the notice provisions of the Class Action Fairness Act, 28 U.S.C. § 1715, were fully discharged. Thus, it is hereby determined that all members of the Settlement Class are bound by this Order and Final Judgment except those persons listed on Exhibit A to this Order and Final Judgment.

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7.          The Settlement is approved as fair, reasonable and adequate, and in the best interests of the Settlement Class. Plaintiffs and Defendants are directed to consummate the Settlement in accordance with the terms and provisions of the Stipulation.

8.          The Litigation and the Amended Complaint (“Complaint”) are hereby dismissed with prejudice and without costs.

9.          Plaintiffs and the Settlement Class Members, on behalf of themselves, their parents, entities, associations, affiliates, subsidiaries, predecessors, successors, assigns, attorneys, heirs, representatives, administrators, executors, devisees, legatees, and estates, hereby release and forever discharge the Released Persons from any and all Released Claims. Plaintiffs and the Settlement Class Members, and anyone acting or purporting to act for any of them, are hereby permanently and forever enjoined from prosecuting, attempting to prosecute, or assisting others in the prosecution of the Released Claims against the Released Persons.

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10.        Each of the Defendants, including any and all of their respective successors in interest or assigns, hereby releases and forever discharges any and all Defendants’ claims which arise out of, concern or relate to the institution, prosecution, settlement or dismissal of the Action against the Plaintiffs, any of the Settlement Class Members and any of their counsel, including Plaintiffs’ Counsel.

11.        The Court hereby finds that the proposed Plan of Allocation is a fair and reasonable method to allocate the Net Settlement Fund among Settlement Class Members.

12.        In accordance with 15 U.S.C. § 78u-4(f)(7) and any other applicable law or regulation, any and all claims which are brought by any Person or entity against Defendants (a) for contribution or indemnification arising out of any Settled Claim, or (b) where the damage to the claimant is measured by reference to the claimant’s liability to the Plaintiffs or the Settlement Class, are hereby permanently barred and discharged. Any such claims brought by Defendants against any Person or entity (other than Persons or entities whose liability to Plaintiffs or the Settlement Class is extinguished by this Judgment) are likewise permanently barred and discharged. Further, nothing in this Stipulation shall apply to bar or otherwise affect any claim for insurance coverage by any Defendant.

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13.        The Court finds that all parties and their counsel have complied with each requirement of Rule 11 of the Federal Rules of Civil Procedure as to all proceedings herein.

14.        Neither this Order and Final Judgment, the Stipulation, nor any of the negotiations, documents or proceedings connected with them shall be:

(a)          referred to or used against Defendants or against Plaintiffs or the Settlement Class as evidence of wrongdoing by anyone;

(b)          construed against Defendants or against Plaintiffs or the Settlement Class as an admission or concession that the consideration to be given hereunder represents the amount which could be or would have been recovered after trial;

(c)          construed as, or received in evidence as, an admission, concession or presumption against the Settlement Class or any of them, that any of their claims are without merit or that damages recoverable under the Complaint would not have exceeded the Settlement Fund; or

(d)          used or construed as an admission of any fault, liability or wrongdoing by any person or entity, or offered or received in evidence as an admission, concession, presumption or inference against any of the Defendants in any proceeding other than such proceedings as may be necessary to consummate or enforce the Stipulation.

15.        Exclusive jurisdiction is hereby retained over Defendants and the Settlement Class Members for all matters relating to the Litigation, including the administration, interpretation, effectuation or enforcement of the Stipulation or Settlement and this Order and Final Judgment, and including any application for fees and expenses incurred in connection with administering and distributing the settlement proceeds to the Settlement Class Members.

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16.        Without further order of the Court, Defendants and Plaintiffs may agree to reasonable extensions of time to carry out any of the provisions of the Stipulation.

17.        There is no just reason for delay in the entry of this Order and Final Judgment and immediate entry by the Clerk of the Court is directed pursuant to Rule 54(b) of the Federal Rules of Civil Procedure.

18.        The finality of this Order and Final Judgment shall not be affected, in any manner, by rulings that the Court may make on Plaintiffs’ Counsel’s application for an award of attorneys’ fees and expenses and/or award to Plaintiffs.

19.       In the event that the Settlement does not become final and effective in accordance with the terms and conditions set forth in the Stipulation, then this Order and Final Judgment shall be rendered null and void and be vacated and the Settlement and all orders entered in connection therewith shall be rendered null and void (except as provided in paragraphs 3, 4, 8.2, 9.1, 10.6, 10.7, 10.8, 10.9, and 12.1 in the Stipulation), and the parties shall be deemed to have reverted to their respective status prior to the execution of this Stipulation, and they shall proceed in all respects as if the Stipulation had not been executed and the related orders had not been entered, preserving in that event all of their respective claims and defenses in the Litigation, and shall revert to their respective positions in the Litigation.

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IT IS SO ORDERED.

Dated: _______________, 2016

HON. LONNY R. SUKO
UNITED STATES DISTRICT JUDGE

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